                                   EXHIBIT 2.1









================================================================================

                            STOCK PURCHASE AGREEMENT

                                     BETWEEN

                              THOUSAND TRAILS, INC.
                                   (PURCHASER)

                                       AND

                   BERNARD O. ALBERTSEN AND LEODYCE ALBERTSEN
                                BRADLEY ALBERTSEN
                                 MARK ALBERTSEN
                          THOMAS SITES AND NANCY SITES
                                    (SELLERS)


                                NOVEMBER 30, 1999



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



                                TABLE OF CONTENTS


                                                                                                  PAGE
                                                                                                  ----
I.  PURCHASE AND SALE...............................................................................2
         Section 1.1 Purchase of the Shares.........................................................2
         Section 1.2 Purchase Price.................................................................2
         Section 1.3 Payment........................................................................2
         Section 1.4 Earnest Money Deposit..........................................................2
         Section 1.5 Closing Balance Sheet..........................................................2
         Section 1.6 Adjustment to the Purchase Price...............................................3
         Section 1.7 Additional Adjustment to the Purchase Price....................................4
         Section 1.8 Withholding....................................................................4
         Section 1.9 Risk of Loss...................................................................4

II.  REPRESENTATIONS AND WARRANTIES OF THE SELLERS..................................................4
         Section 2.1 Organization of Leisure Time...................................................4
         Section 2.2 Organization of the Company....................................................5
         Section 2.3 Legal Capacity of the Sellers..................................................5
         Section 2.4 Power and Authority of Leisure Time............................................5
         Section 2.5 Power and Authority of the Company.............................................5
         Section 2.6 Execution, Delivery, and Enforceability........................................5
         Section 2.7 Consents.......................................................................5
         Section 2.8 Conflicts......................................................................6
         Section 2.9 No Prohibitions................................................................6
         Section 2.10 Compliance with Applicable Laws...............................................6
         Section 2.11 Compliance with Organizational Documents......................................6
         Section 2.12 Corporate Records.............................................................6
         Section 2.13 Capitalization of Leisure Time................................................7
         Section 2.14 Capitalization of the Company.................................................7
         Section 2.15 Shares........................................................................7
         Section 2.16 Ownership of the Shares.......................................................7
         Section 2.17 Ownership of the Leisure Time Shares..........................................8
         Section 2.18 No Derivative Securities......................................................8
         Section 2.19 Subsidiaries..................................................................8
         Section 2.20 Joint Ventures................................................................8
         Section 2.21 Offices of Leisure Time and the Company.......................................8
         Section 2.22 Audited Financial Statements of Leisure Time..................................8
         Section 2.23 Interim Financial Statements of Leisure Time..................................9
         Section 2.24 Balance Sheet of the Company..................................................9
         Section 2.25 Interim Balance Sheet of the Company..........................................9
         Section 2.26 Accounting....................................................................9
         Section 2.27 Absence of Certain Changes....................................................9
         Section 2.28 Internal Accounting Controls.................................................10
         Section 2.29 Intentionally Deleted........................................................10
         Section 2.30 Intentionally Deleted........................................................10

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
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         Section 2.31 Bank Accounts................................................................10
         Section 2.32 Accounts Receivable..........................................................10
         Section 2.33 Inventory....................................................................11
         Section 2.34 Condition of Assets..........................................................11
         Section 2.35 Real Property................................................................11
         Section 2.36 Real Property Exceptions.....................................................11
         Section 2.37 Environmental Matters........................................................12
         Section 2.38 Equipment....................................................................13
         Section 2.39 Vehicles.....................................................................13
         Section 2.40 Marketing Contracts..........................................................14
         Section 2.41 Sellers' Acquisition Contracts...............................................14
         Section 2.42 Acquisition Contracts........................................................14
         Section 2.43 Member Contracts.............................................................14
         Section 2.44 Employment and Related Party Contracts.......................................15
         Section 2.45 Financing Contracts..........................................................15
         Section 2.46 Restrictive Contracts........................................................15
         Section 2.47 Utility Contracts............................................................15
         Section 2.48 Other Significant Contracts..................................................15
         Section 2.49 Leases.......................................................................15
         Section 2.50 Contracts Generally..........................................................16
         Section 2.51 Undocumented Arrangements....................................................16
         Section 2.52 Permits......................................................................16
         Section 2.53 Intellectual Property........................................................17
         Section 2.54 Intentionally Deleted........................................................17
         Section 2.55 Computer Software Licenses...................................................17
         Section 2.56 Intentionally Deleted........................................................17
         Section 2.57 Intentionally Deleted........................................................17
         Section 2.58 Intentionally Deleted........................................................17
         Section 2.59 Intentionally Deleted........................................................17
         Section 2.60 Litigation and Claims........................................................17
         Section 2.61 Intentionally Deleted........................................................17
         Section 2.62 Orders.......................................................................17
         Section 2.63 Audit Letter Responses.......................................................18
         Section 2.64 Investigations...............................................................18
         Section 2.65 Insurance Policies...........................................................18
         Section 2.66 Insurance Policy Exceptions..................................................18
         Section 2.67 No Undisclosed Liabilities...................................................18
         Section 2.68 Taxes........................................................................19
         Section 2.69 Tax Exceptions...............................................................19
         Section 2.70 Directors and Officers.......................................................20
         Section 2.71 Employees....................................................................20
         Section 2.72 Collective Bargaining Agreements.............................................20
         Section 2.73 Labor Relations Exceptions...................................................21

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         Section 2.74 Employee Benefit Plans.......................................................21
         Section 2.75 Employee Benefit Plan Exceptions.............................................22
         Section 2.76 Intentionally Deleted........................................................23
         Section 2.77 Predecessors.................................................................23
         Section 2.78 Absence of Unethical Business Practices......................................23
         Section 2.79 Intentionally Deleted........................................................23
         Section 2.80 No Broker....................................................................23
         Section 2.81 Adequate Disclosure..........................................................23

III.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER..............................................24
         Section 3.1 Organization..................................................................24
         Section 3.2 Power and Authority...........................................................24
         Section 3.3 Execution, Delivery and Enforceability........................................24
         Section 3.4 Consents......................................................................24
         Section 3.5 Conflicts.....................................................................24
         Section 3.6 No Prohibitions...............................................................24
         Section 3.7 Sophisticated Investor........................................................24
         Section 3.8 No Broker.....................................................................25

IV.  COVENANTS OF THE SELLERS......................................................................25
         Section 4.1 Cooperation by the Sellers....................................................25
         Section 4.2 No Sale of the Shares or Leisure Time Shares..................................25
         Section 4.3 Access to the Company.........................................................25
         Section 4.4 Affirmative Covenants Concerning Operation of
                                 Leisure Time and the Company......................................25
         Section 4.5 Negative Covenants Concerning Operation of
                                 Leisure Time and the Company......................................26
         Section 4.6 Termination of Credit Arrangements and
                                 Individual Guarantees/Forgiveness of Shareholder Loans............28
         Section 4.7 Intentionally Deleted.........................................................28
         Section 4.8 Sellers' Expenses.............................................................28
         Section 4.9 Intentionally Deleted.........................................................29
         Section 4.10 Intentionally Deleted........................................................29
         Section 4.11 Insurance Certificates.......................................................29
         Section 4.12 Transactions with Affiliates.................................................29
         Section 4.13 Resignations.................................................................30
         Section 4.14 Employees....................................................................30
         Section 4.15 Releases.....................................................................30
         Section 4.16 Names........................................................................31
         Section 4.17 No Shopping..................................................................31

V.  RESTRICTIVE COVENANTS..........................................................................31
         Section 5.1 Non-Compete Covenant..........................................................31
         Section 5.2 Non-Solicitation Covenant.....................................................31

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
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         Section 5.3 Non-Disclosure Covenant.......................................................31
         Section 5.4 Reasonableness................................................................32
         Section 5.5 Judicial Enforcement..........................................................32

VI.  COVENANTS OF THE PURCHASER....................................................................33
         Section 6.1 Cooperation by the Purchaser..................................................33
         Section 6.2 No Disclosure of Confidential Information.....................................33
         Section 6.3 Member Contracts..............................................................33
         Section 6.4 Loans to Leisure Time.........................................................33

VII.  MUTUAL COVENANTS............................................................................33
         Section 7.1 Representations, Warranties, and Covenants....................................33
         Section 7.2 Notifications.................................................................34
         Section 7.3 Further Assurances............................................................34
         Section 7.4 Announcements.................................................................34

VIII.  TAXES.......................................................................................34
         Section 8.1 Pre-Closing Tax Periods.......................................................34
         Section 8.2 Preparation and Filing of Income Tax Returns..................................34
         Section 8.3 Termination of Tax Sharing Agreement..........................................35
         Section 8.4 Audit.........................................................................35
         Section 8.5 Books and Records.............................................................36

IX.  CAMPGROUND RESORTS............................................................................36
         Section 9.1 Title Insurance...............................................................36
         Section 9.2 Environmental Audits..........................................................37

X.  ASSETS TO BE DISTRIBUTED.......................................................................37
         Section 10.1 Vacation Time Note...........................................................37
         Section 10.2 Albertsen Assets.............................................................37
         Section 10.3 Terms of Distributions.......................................................37
         Section 10.4 No Warranties................................................................38
         Section 10.5 Expenses.....................................................................38
         Section 10.6 Cooperation..................................................................38
         Section 10.7 Intentionally Deleted........................................................38

XI.  TERMINATION BEFORE THE CLOSING................................................................39
         Section 11.1 Termination of this Agreement................................................39
         Section 11.2 Effect of Termination........................................................40
         Section 11.3 Notice of Termination........................................................40

XII.  CONDITIONS TO THE SELLERS' OBLIGATION TO CLOSE...............................................40
         Section 12.1 Representations and Warranties...............................................40
         Section 12.2 Covenants....................................................................41

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
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         Section 12.3 Closing Certificate..........................................................41
         Section 12.4 Litigation...................................................................41
         Section 12.5 Secretary's Certificate......................................................41
         Section 12.6 Other........................................................................41

XIII.  CONDITION TO THE PURCHASER'S OBLIGATION TO CLOSE............................................41
         Section 13.1 Representations and Warranties...............................................42
         Section 13.2 Covenants....................................................................42
         Section 13.3 Beneficiary Statements and Reconveyances.....................................42
         Section 13.4 Closing Certificate..........................................................42
         Section 13.5 Litigation...................................................................42
         Section 13.6 No Prohibition...............................................................42
         Section 13.7 No Material Adverse Change...................................................42
         Section 13.8 Legal Opinion................................................................42
         Section 13.9 Secretary's Certificate of Leisure Time......................................44
         Section 13.10 Secretary's Certificate of the Company......................................45
         Section 13.11 Other.......................................................................45

XIV.  CLOSING......................................................................................46
         Section 14.1 Closing Date.................................................................46
         Section 14.2 Place of Closing.............................................................46
         Section 14.3 Deliveries by the Sellers....................................................46
         Section 14.4 Deliveries by the Purchaser..................................................47
         Section 14.5 Simultaneous Deliveries......................................................47

XV.  INDEMNIFICATION AND DAMAGES...................................................................47
         Section 15.1 Indemnification of the Purchaser.............................................47
         Section 15.2 Indemnification of the Sellers...............................................48
         Section 15.3 Indemnification Procedure....................................................48
         Section 15.4 Meritless Third Party Claims.................................................49
         Section 15.5 Assignment of Claims.........................................................50
         Section 15.6 Other Indemnities............................................................50
         Section 15.7 Contribution.................................................................50
         Section 15.8 Payments.....................................................................50
         Section 15.9 Baskets......................................................................51
         Section 15.10 Reserve Accounts............................................................51
         Section 15.11 Damages.....................................................................51
         Section 15.12 Interest....................................................................52
         Section 15.13 Discovery of Breach.........................................................52
         Section 15.14 Survival of Terms...........................................................52
         Section 15.15 Security for Sellers' Indemnification Obligations...........................52
         Section 15.16 Sellers' Representative.....................................................53

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
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XVI.  ARBITRATION AND EQUITABLE REMEDIES...........................................................53
         Section 16.1 Settlement Meeting...........................................................53
         Section 16.2 Arbitration Proceedings......................................................54
         Section 16.3 Place of Arbitration.........................................................54
         Section 16.4 Discovery....................................................................54
         Section 16.5 Equitable Remedies...........................................................55
         Section 16.6 Exclusive Jurisdiction.......................................................55
         Section 16.7 Judgments....................................................................55
         Section 16.8 Expenses.....................................................................55
         Section 16.9 Cost of the Arbitration......................................................55
         Section 16.10 Exclusivity of Remedies.....................................................55

XVII.    MONETARY ENCUMBRANCES.....................................................................55

XVIII.  DEFINITIONS................................................................................56
         Section 18.1 Affiliate....................................................................56
         Section 18.2 Applicable Law...............................................................56
         Section 18.3 Certified Public Accountants.................................................56
         Section 18.4 Claim........................................................................56
         Section 18.5 Confidential Information.....................................................56
         Section 18.6 Contract.....................................................................57
         Section 18.7 Derivative Securities........................................................57
         Section 18.8 Environmental Law............................................................57
         Section 18.9 ERISA........................................................................57
         Section 18.10 ERISA Pension Plan..........................................................57
         Section 18.11 ERISA Welfare Plan..........................................................58
         Section 18.12 GAAP........................................................................58
         Section 18.13 Governmental Authority......................................................58
         Section 18.14 Hazardous Material..........................................................58
         Section 18.15 Income Tax..................................................................58
         Section 18.16 Law Affecting Creditors' Rights.............................................58
         Section 18.17 Lawsuit.....................................................................58
         Section 18.18 Lien........................................................................58
         Section 18.19 Material Adverse Change.....................................................58
         Section 18.20 Material Contract...........................................................59
         Section 18.21 Member Contract.............................................................59
         Section 18.22 Order.......................................................................59
         Section 18.23 Outside Representatives.....................................................59
         Section 18.24 Parties.....................................................................59
         Section 18.25 Permit......................................................................59
         Section 18.26 Person......................................................................59
         Section 18.27 Plan........................................................................59
         Section 18.28 Prime Rate..................................................................59
         Section 18.29 Representatives.............................................................60

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
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         Section 18.30 Subsidiary..................................................................60
         Section 18.31 Tax.........................................................................60
         Section 18.32 WARN Act....................................................................60

XIX.  INTERPRETATION...............................................................................60
         Section 19.1 Attorneys' Fees..............................................................60
         Section 19.2 Breach.......................................................................60
         Section 19.3 Drafting.....................................................................60
         Section 19.4 Headings.....................................................................61
         Section 19.5 Include......................................................................61
         Section 19.6 May..........................................................................61
         Section 19.7 Notification.................................................................61
         Section 19.8 Performance on Business Days.................................................61
         Section 19.9 Plural and Singular Words....................................................61
         Section 19.10 Predecessors................................................................61
         Section 19.11 Pronouns....................................................................61
         Section 19.12 Representations and Warranties..............................................61
         Section 19.13 Representatives.............................................................62
         Section 19.14 Shall.......................................................................62
         Section 19.15 Statutes....................................................................62
         Section 19.16 To the Best of Sellers' Knowledge...........................................62
         Section 19.17 To the Best of Purchaser's Knowledge........................................62

XX.  GENERAL.......................................................................................62
         Section 20.1 Amendment....................................................................62
         Section 20.2 Counterparts.................................................................62
         Section 20.3 Entire Agreement.............................................................63
         Section 20.4 Expenses.....................................................................63
         Section 20.5 Governing Law................................................................63
         Section 20.6 No Assignment................................................................63
         Section 20.7 No Third Party Beneficiaries.................................................63
         Section 20.8 Notices......................................................................63
         Section 20.9 Representation by Legal Counsel..............................................65
         Section 20.10 Schedules...................................................................65
         Section 20.11 Severability................................................................65
         Section 20.12 Specific Performance........................................................65
         Section 20.13 Successors..................................................................65
         Section 20.14 Time of the Essence.........................................................65
         Section 20.15 Waiver......................................................................66
         Section 20.16 Purchaser's Lender Provisions...............................................66
         Section 20.17 Allocation of the Purchase Price............................................67

SIGNATURE PAGES....................................................................................67

                             INDEX OF DEFINED TERMS

                                                                                                   PAGE
                                                                                                   ----
Acquisition Contracts................................................................................14
Affiliate............................................................................................54
Agreement.............................................................................................1
Albertsen Assets.....................................................................................37
Albertsens...........................................................................................29
Applicable Law.......................................................................................56
Arbitration Notice...................................................................................54
Arbitration Rules....................................................................................54
Audited Financial Statements of Leisure Time..........................................................8
Business Day.........................................................................................61
Campgrounds..........................................................................................36
Certified Public Accountants.........................................................................56
Claim................................................................................................57
Closing..............................................................................................46
Closing Balance Sheet.................................................................................2
Closing Date.........................................................................................46
Code.................................................................................................20
Commitments..........................................................................................36
Common Stock..........................................................................................1
Company...............................................................................................1
Company's Secretary Certificate......................................................................45
Competing Business...................................................................................31
Computer Software Licenses...........................................................................17
Confidential Information.............................................................................57
Confidentiality Exceptions...........................................................................32
Contract.............................................................................................57
Current Lawsuits.....................................................................................17
Decreasing Adjustment.................................................................................4
Deposit...............................................................................................2
Derivative Securities................................................................................57
Employee Benefit Plans...............................................................................22
Employment and Related Party Contracts...............................................................15
Environmental Law....................................................................................57
Equipment............................................................................................13
ERISA................................................................................................58
ERISA Pension Plan...................................................................................58
ERISA Welfare Plan...................................................................................58
Escrow Agent..........................................................................................2
Final Tax Return.....................................................................................35
Financial Statements..................................................................................9
Financing Contracts..................................................................................15
Foothill.............................................................................................66

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
                                                                                                   PAGE
                                                                                                   ----
GAAP.................................................................................................58
Governmental Authority...............................................................................58
Hazardous Material...................................................................................58
Income Tax...........................................................................................58
Increasing Adjustment.................................................................................4
Indemnitee...........................................................................................48
Indemnitor...........................................................................................48
Indemnity Escrow Agreement...........................................................................52
Insurance Certificates...............................................................................29
Insurance Policies...................................................................................18
Interim Balance Sheet of the Company..................................................................9
Interim Financial Statements of Leisure Time..........................................................9
IRS..................................................................................................19
Law Affecting Creditors' Rights......................................................................58
Lawrence Lawsuit.....................................................................................48
Lawsuit..............................................................................................59
Leases...............................................................................................16
Leisure Time..........................................................................................1
Leisure Time Secretary Certificate...................................................................44
Leisure Time Shares...................................................................................1
Lien.................................................................................................59
Material Adverse Change..............................................................................59
Material Contract....................................................................................59
Material Defect......................................................................................11
Material Permits.....................................................................................17
Member Contract......................................................................................59
Most Recent Audited Balance Sheet of Leisure Time.....................................................8
Most Recent Balance Sheet of the Company..............................................................9
Non-Compete Covenant.................................................................................31
Non-Disclosure Covenant..............................................................................32
Non-Solicitation Covenant............................................................................31
Order................................................................................................58
Other Significant Contracts..........................................................................15
Outside Representatives..............................................................................59
Parties..............................................................................................59
Permit...............................................................................................59
Person...............................................................................................59
Plan.................................................................................................60
Pre-Closing Tax Period...............................................................................34
Prime Rate...........................................................................................60
Purchase Price........................................................................................2
Purchased Shares......................................................................................1
Purchaser.............................................................................................1
Purchaser's Closing Certificate......................................................................41

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
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                                                                                                   ----
Purchaser's Confidentiality Covenant.................................................................33
Purchaser's Secretary Certificate....................................................................41
Real Property........................................................................................11
Releases.............................................................................................30
Representatives......................................................................................60
Resignations.........................................................................................30
Restrictive Contracts................................................................................15
Seller................................................................................................1
Sellers...............................................................................................1
Sellers' Closing Certificate.........................................................................42
Sellers' Legal Opinion...............................................................................42
Settlement Meeting...................................................................................53
Shares................................................................................................1
Specified Level.......................................................................................4
Steve Albertsen Contract..............................................................................1
Subsidiary...........................................................................................60
Tax..................................................................................................60
Tax Sharing Termination Agreement....................................................................35
Taxing Authorities...................................................................................19
Utility Contracts....................................................................................15
Vacation Time.........................................................................................1
Vacation Time Note...................................................................................37
Vehicles.............................................................................................14
WARN Act.............................................................................................60

                               INDEX OF SCHEDULES

                  SCHEDULE                  DESCRIPTION
                  --------                  -----------

                      1.4                   Escrow Agreement for the Deposit
                      2.1                   Foreign Qualifications of Leisure Time/Articles of
                                            Incorporation and Bylaws
                      2.2                   Foreign Qualifications of the Company/Articles of
                                            Incorporation and Bylaws
                      2.10                  Compliance with Applicable Law Exceptions
                      2.21                  Location of Offices
                      2.22                  Audited Financial Statements of Leisure Time
                      2.23                  Interim Financial Statements of Leisure Time
                      2.24                  Most Recent Balance Sheet of the Company
                      2.25(a)               Interim Balance Sheet of the Company
                      2.25(b)               Assets and Liabilities to be distributed to Sellers
                      2.27                  List of Certain Changes
                      2.31                  Bank Accounts
                      2.34                  Condition of Assets
                      2.36(h)               Parties in Possession
                      2.37                  Environmental Matters
                      2.38                  Equipment
                      2.39                  Vehicles
                      2.42                  Acquisition Contracts
                      2.43                  Member Contracts
                      2.43(c)               Memberships Sold
                      2.44                  Employment and Related Party Contracts
                      2.45                  Financing Contracts
                      2.46                  Restrictive Contracts
                      2.47                  Utility Contracts
                      2.48                  Other Significant Contracts
                      2.49                  Leases
                      2.50                  Contract Exceptions
                      2.51                  Undocumented Arrangements
                      2.52                  Material Permits
                      2.53                  Intellectual Property
                      2.55                  Computer Software Licenses
                      2.60                  Litigation and Claims
                      2.62                  Orders
                      2.63                  Audit Letter Responses
                      2.64                  Investigations
                      2.65                  Insurance Policies
                      2.68                  Tax Returns
                      2.69                  Tax Exceptions
                      2.70                  Directors and Officers



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
                  SCHEDULE                  DESCRIPTION
                  --------                  -----------

                      2.71                  Employees
                      2.73                  Labor Relations Exceptions
                      2.74                  Employee Benefit Plans
                      2.75                  Employee Benefit Plan Exceptions
                      7.4                   Press Release
                      9.1(a)                Title Commitment for Cascade Resort
                      9.1(b)                Title Commitment for Crescent Bar Resort
                      9.1(c)                Title Commitment for Grandy Creek Resort
                      9.1(d)                Title Commitment for Oceania I and II Resort
                      9.1(e)                Title Commitment for Neskowin Resort
                      9.1(f)                Title Commitment for Paradise Resort
                      9.1(g)                Title Commitment for Seaside Resort
                      9.1(h)                Title Commitment for Thunderbird Resort
                      9.1(i)                Title Commitment for Warden Lake Resort
                      9.1(j)                Title Commitment for Whalers Resort
                      9.1(k)                Title Objections
                      9.2                   Phase I Environmental Audits for Campgrounds
                      10.2(a)               Land to be Distributed to the Albertsens
                      10.2(a)-2             Easement Agreement
                      10.6                  License Agreement
                      15.15                 Indemnity Escrow Agreement
                      17                    Monetary Encumbrances
                      20.17                 Allocation of the Purchase Price

                            STOCK PURCHASE AGREEMENT


         This Stock Purchase Agreement (this "Agreement"), dated as of November 30, 1999, is between Thousand Trails, Inc., a Delaware corporation (the "Purchaser"), and Bernard O. Albertsen and Leodyce Albertsen, husband and wife, Bradley Albertsen, Mark Albertsen, and Thomas Sites and Nancy Sites, husband and wife (individually a "Seller" and collectively, the "Sellers").

                                    RECITALS

         WHEREAS, Albertsen Investment Corporation, a Washington corporation (the "Company"), is authorized to issue 1,000,000 shares of common stock, no par value (the "Common Stock"), of which 20,000 shares are issued and outstanding;

         WHEREAS, the Sellers own 18,000 shares of Common Stock (the "Shares"), as follows:

NAME OF SELLER                                                       NUMBER OF SHARES
--------------                                                       ----------------
Bernard O. Albertsen and Leodyce Albertsen,
   husband and wife                                                    12,000 shares
Bradley Albertsen                                                       2,000 shares
Mark Albertsen                                                          2,000 shares
Thomas Sites and Nancy Sites, husband and wife                          2,000 shares

         WHEREAS, the Company has purchased the remaining 2,000 outstanding shares of Common Stock (the "Purchased Shares") from Steve Albertsen pursuant to an installment contract (the "Steve Albertsen Contract"), which had a remaining unpaid balance of $350,046.08 as of October 31, 1999.

         WHEREAS, the Company owns all of the outstanding capital stock of Leisure Time Resorts of America, Inc., a Washington corporation ("Leisure Time"), consisting of 200,000 shares of common stock of a par value of $0.10 per share (the "Leisure Time Shares");

         WHEREAS, the Company owns all of the outstanding capital stock of Vacation Time Worldwide, Inc., a Washington corporation ("Vacation Time"), and, prior to the Closing, the Sellers shall cause the Company to distribute all of the capital stock of Vacation Time to the Sellers;

         WHEREAS, the Purchaser desires to purchase the Shares from the Sellers, and the Sellers desires to sell the Shares to the Purchaser; and

         WHEREAS, the Parties therefore desire to enter into this Agreement pursuant to which the Purchaser will purchase the Shares from the Sellers upon the terms and conditions set forth in this Agreement.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the foregoing recitals and the terms and conditions of this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound by this Agreement, the Parties agree as follows:

                              I. PURCHASE AND SALE

         SECTION 1.1 PURCHASE OF THE SHARES. At the Closing, the Purchaser shall purchase the Shares from the Sellers, and the Sellers shall sell the Shares to the Purchaser, free and clear of any Lien.

         SECTION 1.2 PURCHASE PRICE. The purchase price for the Shares shall be Eight Million Two Hundred Fifty Thousand and No/100 Dollars ($8,250,000.00) (the "Purchase Price"), subject to adjustment pursuant to Section 1.6 and Section 1.7.

         SECTION 1.3 PAYMENT. At the Closing, the Purchaser shall pay the Purchase Price to the Sellers by wire transfer of immediately available funds, and the Sellers shall deliver to the Purchaser the certificates representing the Shares duly endorsed by the Sellers for transfer to Purchaser. The Sellers shall notify the Purchaser of the Sellers' account to which the Purchaser should wire transfer the Purchase Price at the Closing.

         SECTION 1.4 EARNEST MONEY DEPOSIT. Concurrently with the execution of this Agreement, the Purchaser shall deposit $500,000.00 (the "Deposit") in an escrow account at Union Bank of California, N.A. ("Escrow Agent"), pursuant to an Escrow Agreement in the form attached hereto as Schedule 1.4. The Deposit shall be held by Escrow Agent as earnest money pursuant to the terms of this Agreement. The Deposit shall be credited against the Purchase Price and paid to the Sellers at the Closing. If the purchase of the Shares fails to close because of a default by the Purchaser, the Deposit and all interest thereon shall be paid to the Sellers. If the purchase of the Shares fails to close because of a default by the Sellers, the Deposit and all interest thereon shall be refunded to the Purchaser.

         SECTION 1.5 CLOSING BALANCE SHEET. Within 30 days after the Closing Date, the Company shall prepare a balance sheet for Leisure Time as of the Closing Date in accordance with GAAP applied on a basis consistent with the principles that the Company used to prepare the Most Recent Audited Balance Sheet of Leisure Time (the "Closing Balance Sheet"). The Closing Balance Sheet shall reflect all adjustments necessary for a fair presentation of Leisure Time's financial position as of the Closing Date, including the prorated effect of any contemplated year-end adjustments. The Closing Balance Sheet, however, shall not reflect any adjustments to Leisure Time's assets and liabilities caused by the sale of the Shares to the Purchaser, except that a reserve shall be established for the amount of all costs arising from the termination of the employees of the Company and Leisure Time pursuant to Section 4.14 that are payable after Closing, including without limitation all employee severance benefits (and specifically the severance payable to Margie Burnett under an Employment Agreement dated February 25, 1998) and any amounts that are payable under the WARN Act. The parties agree that the Closing Balance Sheet shall be prepared using Leisure Time's historical method of accounting for membership sales, and not the deferral method required by the Securities and Exchange Commission for public companies. Promptly after the preparation of the Closing Balance Sheet, the Purchaser shall deliver it to the Sellers. Unless the Sellers notify the Purchaser within 60 days after such delivery that the Sellers disagree with the Closing Balance Sheet and specify in such notice the reasons for such disagreement, the Sellers shall be deemed to have accepted such Closing Balance Sheet and it shall be final and binding for both Purchaser and Sellers. The Company shall give the Sellers reasonable access to Leisure Time's assets, books and records, business, employees, and facilities to enable the Sellers to determine whether to disagree with the Closing Balance Sheet. The Sellers shall indemnify the Purchaser for any Claim arising in connection with such access.

                  (a) DISAGREEMENT WITH THE CLOSING BALANCE SHEET. If the Sellers deliver a proper notice to the Purchaser with respect to the Sellers' disagreement with the Closing Balance Sheet within the required period, the Parties shall promptly begin to negotiate in good faith to resolve such disagreement. If the Parties fail to resolve such disagreement through negotiation within 15 days after the Sellers' delivery of their notice, then the Purchaser shall engage the Certified Public Accountants to render a report that the Closing Balance Sheet fairly presents the financial position of Leisure Time as of the Closing Date in accordance with this Agreement and GAAP applied on a basis consistent with the principles that the Company used to prepare the Most Recent Audited Balance Sheet of Leisure Time. The Company shall: (i) give the Certified Public Accountants reasonable access to the Company's assets, books and records, business, employees, and facilities to enable the Certified Public Accountants to perform such audit, without placing any restrictions upon the scope of such audit, and (ii) make any revisions to the Closing Balance Sheet necessary to enable the Certified Public Accountants to render such a report. Promptly after the Certified Public Accountants render their report, the Purchaser shall deliver it to the Sellers, along with the Closing Balance Sheet, as revised if necessary. The Closing Balance Sheet, as revised if necessary, shall be the balance sheet on which any Increasing Adjustment or Decreasing Adjustment is based.

                  (b) FEES OF THE CERTIFIED PUBLIC ACCOUNTANTS. The Purchaser shall pay the fees and expenses of the Certified Public Accountants for rendering their report on the Closing Balance Sheet, provided that if the Company is not required to revise the Closing Balance Sheet in connection with such report, the Sellers shall promptly reimburse the Purchaser for such fees and expenses.

         SECTION 1.6 ADJUSTMENT TO THE PURCHASE PRICE. If the shareholder's equity of Leisure Time shown on the Closing Balance Sheet is more than the Specified

       Level (defined below), then the Purchase Price shall be increased by the excess of such equity over the Specified Level (the "Increasing Adjustment"). The Purchaser shall pay any Increasing Adjustment, with interest computed on such amount at the Prime Rate from the Closing Date through the date of payment, to the Sellers within 10 days after the Closing Balance Sheet becomes final under this Agreement by wire transfer of immediately available funds to such account as the Sellers specify to the Purchaser. If the shareholder's equity of Leisure Time shown on the Closing Balance Sheet is less than the Specified Level, then the Purchase Price shall be decreased by the excess of the Specified Level over such equity (the "Decreasing Adjustment"). The Sellers shall pay any Decreasing Adjustment, with interest computed on such amount at the Prime Rate from the Closing Date through the date of payment, to the Purchaser within 10 days after the Closing Balance Sheet becomes final under this Agreement by wire transfer of immediately available funds to such account as the Purchaser specifies to the Sellers. For purposes of this Section 1.6, "Specified Level" means $3,365,026 less (a) the book value of the assets described in Sections 10.1 and 10.2, (b) the book value of one SL 600 CP Mercedes Benz automobile, Vehicle Identification No. WDBFA76E6RF089827 and (c) the book value of any accounts receivable that are written off in connection with the settlement of the Lawrence lawsuit, up to a maximum of $400,000. Any failure to pay any Increasing Adjustment or Decreasing Adjustment shall not affect the validity of the transfer of the Shares at the Closing. Such failure shall merely be a Claim of one Party against the other Party under this Agreement.

         SECTION 1.7 ADDITIONAL ADJUSTMENT TO THE PURCHASE PRICE. At the Closing, the Purchase Price shall be decreased by the amount of the unpaid balance of the Steve Albertsen Contract as of the Closing Date. After the Closing, the Company shall pay the unpaid balance of the Steve Albertsen Contract in the ordinary course.

         SECTION 1.8 WITHHOLDING. When making any payments pursuant to this Agreement, the Purchaser may withhold such amounts that Applicable Law requires it to withhold.

         SECTION 1.9 RISK OF LOSS. Subject to Section 11.1(d), all risk of loss with respect to the Shares and the Company before the Closing shall remain with the Sellers.

                II. REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         The Sellers jointly and severally represent and warrant to the Purchaser as follows:

         SECTION 2.1 ORGANIZATION OF LEISURE TIME. Leisure Time is a corporation duly organized, validly existing, and in good standing under the laws of the State of Washington and is qualified to transact business as a foreign corporation in each jurisdiction where Leisure Time conducts business or owns or leases property. Schedule 2.1 lists each jurisdiction where Leisure Time is qualified to transact business as a foreign corporation. Schedule 2.1 also contains correct and complete copies of Leisure Time's Articles of Incorporation and Bylaws.

         SECTION 2.2 ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Washington and is qualified to transact business as a foreign corporation in each jurisdiction where the Company conducts business or owns or leases property. Schedule 2.2 lists each jurisdiction where the Company is qualified to transact business as a foreign corporation. Schedule 2.2 also contains correct and complete copies of the Company's Articles of Incorporation and Bylaws.

         SECTION 2.3 LEGAL CAPACITY OF THE SELLERS. The Sellers possesses the legal capacity to execute, deliver, and perform this Agreement and all documents contemplated hereby to which the Sellers are or will be parties.

         SECTION 2.4 POWER AND AUTHORITY OF LEISURE TIME. Leisure Time possesses the corporate power and authority to execute, deliver, and perform all documents necessary to facilitate the closing of the transactions contemplated by this Agreement, without obtaining any approval or giving any notice, other than the approval of its Board of Directors and shareholders, which it has properly obtained. Leisure Time also possesses the corporate power and authority to own or lease its assets, carry on its business as presently conducted, and perform its obligations under the Material Contracts.

         SECTION 2.5 POWER AND AUTHORITY OF THE COMPANY. The Company possesses the corporate power and authority to execute, deliver, and perform all documents necessary to facilitate the closing of the transactions contemplated by this Agreement, without obtaining any approval or giving any notice, other than the approval of its Board of Directors and shareholders, which it has properly obtained. The Company also possesses the corporate power and authority to own or lease its assets, carry on its business as presently conducted, and perform its obligations under the Material Contracts.

         SECTION 2.6 EXECUTION, DELIVERY, AND ENFORCEABILITY. The Sellers have duly executed and delivered this Agreement, and this Agreement constitutes a valid, legal, and binding obligation of the Sellers, enforceable against the Sellers in accordance with its terms, subject to any Law Affecting Creditors' Rights. In addition, as of the Closing, the Sellers, Leisure time, and the Company will have duly authorized, executed and delivered all documents contemplated by this Agreement to which the Sellers, Leisure Time, or the Company is a party, and each such document will constitute a valid, legal, and binding obligation of the Sellers, Leisure Time, or the Company, respectively, enforceable against the Sellers, Leisure Time, or the Company in accordance with such document's terms, subject to any Law Affecting Creditors' Rights.

         SECTION 2.7 CONSENTS. Except for any consents that may be required by the terms of the monetary liens on the Campgrounds, the execution, delivery, and performance of this Agreement by the Sellers does not require the Sellers, the Company, or Leisure Time to obtain any approval or consent from any Person, make any filing with any Person, or give any notice to any Person.

         SECTION 2.8 CONFLICTS. Subject to payment in full of the monetary encumbrances on the Campgrounds at Closing as contemplated by Article XVII, to the best of Sellers' knowledge, the Sellers' execution, delivery, and performance of this Agreement and all documents contemplated by this Agreement, Leisure Time's execution, delivery, and performance of all documents contemplated by this Agreement, and the Company's execution, delivery, and performance of all documents contemplated by this Agreement, will not directly or indirectly:

                  (a) DOCUMENTS. Breach or violate: (i) any provision of the Articles of Incorporation or the Bylaws of Leisure Time or the Company,
         (ii) any resolution of the Board of Directors, any committee of the Board of Directors, or the shareholders of Leisure Time or the Company that are not contained in the minute books of Leisure Time and the Company furnished to Purchaser in connection with its due diligence,
         (iii) any Contract of the Sellers, Leisure Time, or the Company, including any Acquisition Contract, Financing Contract, Material Contract, Other Significant Contract, Material Permit, Computer Software License, or Insurance Policy, or (iv) any Order to which the Sellers, Leisure Time, the Company, or any of their respective assets or Representatives is subject or bound; or

                  (b) LIEN. Result in a Lien against any of the assets of the Sellers, Leisure Time, or the Company (or give rise to an event that with notice or lapse of time would result in such a Lien).

         SECTION 2.9 NO PROHIBITIONS. To the best of Sellers' knowledge, the execution, delivery, and performance of this Agreement by the Sellers will not violate any Applicable Law and no Lawsuit before any court or other Governmental Authority is pending or threatened that could prohibit the Sellers from consummating any of the transactions contemplated by this Agreement or subject the Sellers, Leisure Time, or the Company to damages with respect to any such transaction.

         SECTION 2.10 COMPLIANCE WITH APPLICABLE LAWS. To the best of Sellers' knowledge, except as described in Schedule 2.10 and the Phase I environmental audits described in Section 9.2, the Sellers, Leisure Time, and the Company have complied with all Applicable Laws. To the best of Sellers' knowledge, except as described in such schedule and environmental audits, neither the Sellers, Leisure Time, nor the Company has received any notice from any Governmental Authority asserting that the Sellers, Leisure Time, or the Company has violated any Applicable Law.

         SECTION 2.11 COMPLIANCE WITH ORGANIZATIONAL DOCUMENTS. Leisure Time and the Company are in compliance with all provisions of their respective Articles of Incorporation and Bylaws.

         SECTION 2.12 CORPORATE RECORDS. The minute books of Leisure Time and the Company accurately reflect all actions taken by their respective Boards of Directors, committees of their respective Boards of Directors, and their respective shareholders. All such actions were properly taken at meetings duly called and held upon proper notice with a quorum present and acting throughout each such meeting or by written consent in lieu of a meeting signed by all of the directors or all of the shareholders, as appropriate. The stock transfer books of Leisure Time and the Company accurately reflect all issuances and transfers of the capital stock of Leisure Time and the Company prior to the date of this Agreement, all applicable stock transfer taxes have been paid and all required stock transfer stamps have been affixed to the transferred certificates. Leisure Time and the Company possess their respective minute books and stock transfer books and the Sellers shall deliver them to the Purchaser at Closing.

         SECTION 2.13 CAPITALIZATION OF LEISURE TIME. Leisure Time is authorized to issue 1,500,000 shares of common stock of a par value of $0.10 per share, of which 200,000 shares are issued and outstanding. Leisure Time does not hold any shares of its capital stock as treasury shares. There are no contractual or statutory preemptive rights with respect to any securities of Leisure Time.

         SECTION 2.14 CAPITALIZATION OF THE COMPANY. The Company is authorized to issue 1,000,000 shares of Common Stock, of which 20,000 shares are issued and outstanding. The Sellers own the Shares, consisting of 18,000 outstanding shares of Common Stock, as follows: Bernard O. Albertsen and Leodyce Albertsen, husband and wife, 12,000 shares, Bradley Albertsen, 2,000 shares, Mark Albertsen, 2,000 shares, and Thomas Sites and Nancy Sites, husband and wife, 2,000 shares. The Company purchased the Purchased Shares, consisting of the remaining 2,000 outstanding shares of Common Stock, from Steve Albertsen pursuant to the Steve Albertsen Contract, which had a remaining unpaid balance of $350,046.08 as of October 31, 1999. The Company has complied with the terms of the Steve Albertsen contract and is not in default thereunder. The Company does not hold any shares of its capital stock as treasury shares. There are no contractual or statutory preemptive rights with respect to any securities of the Company.

         SECTION 2.15 SHARES. The Shares, the Purchased Shares, and the Leisure Time Shares have been validly authorized and issued, are fully paid and nonassessable, and were not issued in breach or violation of any Applicable Law, Contract, or contractual or statutory preemptive rights. No restrictions exist upon the transfer of the Shares or the Leisure Time Shares and the certificates representing the Shares and the Leisure Time Shares do not contain any legends indicating the existence of any such restrictions, other than restrictions under applicable securities laws.

         SECTION 2.16 OWNERSHIP OF THE SHARES. The Company does not have any outstanding securities other than the Shares and the Purchased Shares. The Sellers are the record and beneficial owners of the Shares, free and clear of any Lien. The Company is the beneficial owner of the Purchased Shares, free and clear of any Lien other than the Steve

Albertsen Contract. No Person has asserted any Claim with respect to the Shares or the Purchased Shares, other than the Sellers with respect to the Shares and Steve Albertsen with respect to the Purchased Shares. At the Closing, the Sellers will transfer the Shares to the Purchaser free and clear of any Lien.

         SECTION 2.17 OWNERSHIP OF THE LEISURE TIME SHARES. Leisure Time does not have any outstanding securities other than the Leisure Time Shares. The Company is the record and beneficial owner of the Leisure Time Shares, free and clear of any Lien. No Person other than the Company has asserted any Claim with respect to the Leisure Time Shares.

         SECTION 2.18 NO DERIVATIVE SECURITIES. Leisure Time and the Company do not have: (a) any outstanding Derivative Securities, or (b) any voting trust, arrangement, or Contract concerning Leisure Time's securities or the Company's securities to which either the Sellers, Leisure Time, or the Company is a party or bound. In addition, the Sellers are unaware of any voting trust, arrangement, or Contract concerning Leisure Time's securities or the Company's securities to which any other Person is a party or bound.

         SECTION 2.19 SUBSIDIARIES. At the Closing, the Company shall not have any Subsidiaries except Leisure Time.

         SECTION 2.20 JOINT VENTURES. At the Closing, the Company shall not directly or indirectly own or hold any interest in any Person other than Leisure Time, including any equity securities or partnership interests. Except for Leisure Time's interest in Resorts of Distinction, Leisure Time does not directly or indirectly own or hold any interest in any Person, including any equity securities or partnership interests. At the Closing, the Company shall not be under any obligation to make any advance, contribution, investment, or loan to any such entity, and Leisure Time is not under any obligation to make any advance, contribution, investment, or loan to any such entity.

         SECTION 2.21 OFFICES OF LEISURE TIME AND THE COMPANY. Schedule 2.21 describes the location of the chief executive office and each other office, place of business, or facility of Leisure Time and the Company.

         SECTION 2.22 AUDITED FINANCIAL STATEMENTS OF LEISURE TIME. Attached as
Schedule 2.22 is the balance sheet of Leisure Time as of December 27, 1998 (the "Most Recent Audited Balance Sheet of Leisure Time"), the balance sheet of Leisure Time as of December 28, 1997, the related statements of operations, cash flows, and shareholder's equity for each of the years in the two year period ended December 27, 1998, and the notes to such financial statements (collectively with the Most Recent Audited Balance Sheet of Leisure Time, the "Audited Financial Statements of Leisure Time"). The Audited Financial Statements of Leisure Time have been audited by Leisure Time's auditors, whose report is attached to such financial statements. The balance sheets contained in the Audited Financial Statements of Leisure Time present fairly, in all material respects, the financial condition of Leisure Time as of their dates. The statements of operations and cash flows contained in the Audited Financial Statements of Leisure Time present fairly, in all material respects, the results of operations and cash flows of Leisure Time for the periods presented.

         SECTION 2.23 INTERIM FINANCIAL STATEMENTS OF LEISURE TIME. Attached as
Schedule 2.23 is the balance sheet of Leisure Time as of October 31, 1999, the related statements of operations, and shareholder's equity for the ten month period ended October 31, 1999 (collectively, the "Interim Financial Statements of Leisure Time"). The Interim Financial Statements of Leisure Time have been prepared in accordance with GAAP applied on a consistent basis, except for any changes disclosed in such financial statements and the absence of notes to such statements. The balance sheet contained in the Interim Financial Statements of Leisure Time presents fairly, in all materials respects, the financial condition of Leisure Time as of its date. The statements of operations contained in the Interim Financial Statements of Leisure Time present fairly, in all material respects, the results of operations of Leisure Time for the period presented. The Interim Financial Statements of Leisure Time reflect all material adjustments necessary for a fair presentation, which adjustments consist only of normal recurring adjustments and include estimated provisions for year-end adjustments.

         SECTION 2.24 BALANCE SHEET OF THE COMPANY. Attached as Schedule 2.24 is the consolidated balance sheet of the Company as of December 27, 1998 (the "Most Recent Balance Sheet of the Company"). The Most Recent Balance Sheet of the Company has not been audited. The Most Recent Balance Sheet of the Company presents fairly, in all material respects, the consolidated financial condition of the Company as of December 27, 1998.

         SECTION 2.25 INTERIM BALANCE SHEET OF THE COMPANY. Attached as Schedule 2.25(a) is the consolidated balance sheet of the Company as of October 31, 1999, (the "Interim Balance Sheet of the Company"). The Interim Balance Sheet of the Company presents fairly, in all materials respects, the consolidated financial condition of the Company as of its date. Attached as Schedule 2.25(b) is a list of the assets and liabilities that the Company will distribute to the Sellers pursuant to the terms of this Agreement and the book values of such assets and liabilities.

         SECTION 2.26 ACCOUNTING. Leisure Time and the Company have not changed any of their respective accounting or Tax reporting principles, policies, or procedures during the two years immediately preceding the date of this Agreement. Leisure Time and the Company have prepared the Audited Financial Statements of Leisure Time, the Interim Financial Statements of Leisure Time, the Most Recent Balance Sheet of the Company, and the Interim Balance Sheet of the Company (collectively, the "Financial Statements") from their books and records.

         SECTION 2.27 ABSENCE OF CERTAIN CHANGES. Except as shown in Schedule 2.27, since the date of the Interim Financial Statements of Leisure Time, Leisure Time has not: (a) engaged in any transaction outside Leisure Time's ordinary course of business, (b) suffered any Material Adverse Change, or (c) suffered any material damage to any of its significant assets. Except as shown in Schedule 2.27, since the date of the Interim Balance Sheet of the Company, the Company has not suffered any Material Adverse Change.

         SECTION 2.28 INTERNAL ACCOUNTING CONTROLS. Leisure Time and the Company keep accounts, books, and records that accurately, fairly, and in reasonable detail reflect their respective assets, business, liabilities, and transactions. In addition, Leisure Time and the Company maintain systems of internal accounting controls sufficient to provide reasonable assurance that: (a) transactions are accurately and promptly recorded to permit the preparation of Leisure Time's financial statements and the Company's financial statements, (b) transactions are executed in accordance with management's general or specific authorization, (c) access to Leisure Time's assets and the Company's assets is permitted only in accordance with management's general or specific authorization, and (d) comparisons are made between Leisure Time's fixed asset registers and its existing assets at reasonable intervals, and Leisure Time takes appropriate action with respect to any differences. To the best of Sellers' knowledge, Leisure Time and the Company have not made or received any payment in violation of Applicable Law.

         SECTION 2.29 INTENTIONALLY DELETED.

         SECTION 2.30 INTENTIONALLY DELETED.

         SECTION 2.31 BANK ACCOUNTS. Schedule 2.31 describes each bank, money market, mutual fund, or similar account that Leisure Time and the Company maintain at any financial institution or otherwise, including any lock box arrangements or safe deposit boxes. Such schedule also describes all individuals authorized to draw upon such accounts or have access to such safe deposit boxes.

         SECTION 2.32 ACCOUNTS RECEIVABLE. The notes receivable, contracts receivable, and other receivables reflected on the Most Recent Audited Balance Sheet of Leisure Time and all notes receivable, contracts receivable, and other receivables of Leisure Time arising after the date of such balance sheet, other than notes receivable, contracts receivable, and other receivables collected since then in the ordinary course of Leisure Time's business consistent with its past practices, arose from bona fide transactions in the ordinary course of Leisure Time's business consistent with past practices. Such notes receivable, contracts receivable, and other receivables are valid and enforceable obligations of the respective makers thereof and, to the best of Sellers' knowledge, are not subject to any valid offset or counterclaim. The allowance for doubtful accounts reflected in the Most Recent Audited Balance Sheet of Leisure Time was determined in accordance with GAAP and is reasonable in light of historical data and other relevant information. Nothing has come to the attention of the Sellers, Leisure Time, or the Company which leads any of them to believe that the future experience of Leisure Time with respect to the allowance for doubtful accounts will vary in any material amounts from the allowance reflected in the Most Recent Audited Balance Sheet of Leisure Time. The representations and warranties in this Section 2.32 shall not apply to the Vacation Time Note to be distributed to the Sellers pursuant to Section 10.1 hereof.

         SECTION 2.33 INVENTORY. Leisure Time owns all of the inventory reflected on the Most Recent Audited Balance Sheet of Leisure Time and all inventory that it has acquired or created after the date of such balance sheet, other than inventory disposed of since then in the ordinary course of Leisure Time's business consistent with past practices.

         SECTION 2.34 CONDITION OF ASSETS. Except as set forth on Schedule 2.34, to the best of Sellers' knowledge, the buildings, fixtures, mechanical systems (include air conditioning, boilers, electrical, heating, plumbing, telephone, and ventilation systems), and other improvements on the Real Property, and the equipment, vehicles, and other tangible personal property, that Leisure Time owns or uses in its business are structurally sound and in good operating condition, ordinary wear and tear excepted, and do not have any Material Defects. For purposes of this Section 2.34, the term "Material Defect" means any structural, mechanical, or other defect or problem that would require an expenditure to repair of more than $5,000 with respect to each individual asset. To the best of Sellers' knowledge, all real and tangible personal property that Leisure Time owns or uses in its business complies with Applicable Law.

         SECTION 2.35 REAL PROPERTY. Schedules 9.1(a) - (j) describe each parcel of real property that Leisure Time owns, leases, or otherwise uses (the "Real Property") and each deed, lease, or other document pursuant to which Leisure Time owns, leases, or uses such Real Property, including the recording information for such deed, lease, or other document.

         SECTION 2.36 REAL PROPERTY EXCEPTIONS. Except as described in Schedules 9.1(a) - (j):

                  (a) TITLE. Leisure Time has good and marketable title in fee simple to the Real Property, except for the property that Leisure Time leases pursuant to the leases described in Schedule 2.49.

                  (b) NO BREACH OR DEFAULT. With respect to any Contracts, easements, restrictions, and other documents granting to Leisure Time an interest in the Real Property or otherwise affecting the Real Property, to the best of Sellers' knowledge, no breach exists and no condition or event has occurred that with the giving of notice or the lapse of time would constitute a breach.

                  (c) NO CONDEMNATION. No condemnation, eminent domain, or similar proceeding is pending or, to the best of Sellers' knowledge, threatened with respect to any Real Property. In addition, to the best of Sellers' knowledge, no such proceeding on any other real property could affect the Real Property.

                  (d) PUBLIC IMPROVEMENTS. To the best of Sellers' knowledge, no public improvements are proposed, in progress, or completed for which Leisure Time could be assessed after the date of this Agreement.

                  (e) COMPLIANCE WITH LAWS. To the best of Sellers' knowledge, the buildings, fixtures, and other improvements on the Real Property do not violate: (i) any Applicable Law, including the Americans with Disabilities Act and any building, fire, land use, occupancy, safety, set-back, or zoning code, law, ordinance, regulation, or statute, or (ii) any restrictive covenant affecting any Real Property.

                  (f) UTILITIES. Each of Leisure Time's campgrounds is connected to, or has on-site facilities for, water, electric power, sewage or septic disposal, and telephone. To the best of Sellers' knowledge, such connections or on-site facilities are adequate for the current use of such campgrounds.

                  (g) ROADS. Each of Leisure Time's campgrounds has adequate access to and from public highways, streets, and roads. To the best of Sellers' knowledge, no condition exists and no proceeding is pending or threatened that could limit or terminate such access.

                  (h) PARTIES IN POSSESSION. Except as set forth in Schedule 2.36(h), there are no Persons in possession of any portion of any of Leisure Time's campgrounds as lessees, tenants at sufferance, or trespassers. In addition, to the best of Sellers' knowledge, no Person claims any right in any portion of any of Leisure Time's campgrounds by adverse possession.

                  (i) NO ENCROACHMENTS. To the best of Sellers' knowledge, no building, fixture, or other improvement on any of Leisure Time's campgrounds encroaches on any adjacent property. In addition, to the best of Sellers' knowledge, no building, fixture, or other improvement on any adjacent property encroaches on any of Leisure Time's campgrounds.

         SECTION 2.37 ENVIRONMENTAL MATTERS. Except as described in Schedule
2.37 and the Phase I environmental audits described in Section 9.2:

                  (a) NO VIOLATION OF ENVIRONMENTAL LAWS. To the best of Sellers' knowledge, Leisure Time and the Company have never violated any Environmental Law or any Permits related to any Environmental Law. In addition, to the best of Sellers' knowledge, no Governmental Authority has asserted that Leisure Time or the Company has ever violated any such law or Permit.

                  (b) NO LIABILITY. To the best of Sellers' knowledge, Leisure Time and the Company are not subject to any actual or contingent liability in connection with any release of Hazardous Material into the environment or any septic system, storm drain, sewer, or treatment facility. In addition, to the best of Sellers' knowledge, Leisure Time and the Company are not subject to any reclamation or redemption requirements under any Environmental Law.

                  (c) NOT NAMED AS A POTENTIALLY RESPONSIBLE PARTY. Leisure Time and the Company have never been named as a potentially responsible party under any Environmental Law, and, to the best of Sellers' knowledge, no basis exists for naming Leisure Time or the Company as a potentially responsible party in the future.

         To the best of Sellers' knowledge, none of the off-site locations to which Leisure Time or the Company has sent Hazardous Materials, if any, has been identified as a facility that is subject to an existing or potential claim under any Environmental Law.

                  (d) NO HAZARDOUS MATERIALS ON THE REAL PROPERTY. To the best of Sellers' knowledge, neither Leisure Time, any previous occupant, owner, tenant, or user of any Real Property, nor any other Person has engaged in or permitted any activity upon the Real Property involving the discharge, disposal, dumping, emission, escape, generation, handling, leaching, leaking, manufacture, refining, release, spilling, storage, treatment, or use of any Hazardous Materials on, under, in, or about, the Real Property or transported any Hazardous Materials to, from, or across the Real Property in violation of Applicable Law. To the best of Sellers' knowledge, no Hazardous Materials currently are constructed, deposited, produced, stored, or otherwise located on, under, in, or about the Real Property in violation of Applicable Law.

                  (e) NO STORAGE TANKS. To the best of Sellers' knowledge, except as set forth on Schedule 2.37, no underground improvement, including any storage, stump, or treatment tank or any gas, oil, or water well is located on the Real Property that does not comply with Applicable Law.

                  (f) NO NOTICES. Neither Leisure Time nor, to the best of Sellers' knowledge, any previous occupant, owner, tenant, or user of the Real Property has received any notice or other communication concerning: (i) any violation of any Environmental Law with respect to the Real Property, or (ii) any liability for environmental damages in connection with the Real Property. No Claim or Lawsuit is pending or, to the best of Sellers' knowledge, threatened relating to the maintenance, operation, ownership, or use of the Real Property, the violation of any Environmental Law with respect to the Real Property, or the presence of any Hazardous Materials on the Real Property, and, to the best of Sellers' knowledge, no basis exists for the institution or filing of any such Claim or Lawsuit. In addition, no Order relating to any of the foregoing matters is outstanding.

                  (g) NO FILINGS. To the best of Sellers' knowledge, neither the Sellers, Leisure Time, the Company, nor the Purchaser is required to make any filings under any Environmental Law in connection with the sale of the Shares to the Purchaser.

         SECTION 2.38 EQUIPMENT. Schedule 2.38 describes each piece of equipment and machinery having a value of $200 or more that Leisure Time owns, leases, or otherwise uses in its business (the "Equipment"), other than the Vehicles. Except as described on such schedule, Leisure Time owns the Equipment free and clear of any Lien.

         SECTION 2.39 VEHICLES. Schedule 2.39 describes each automobile, trailer, truck, and other vehicle that Leisure Time owns, leases, or otherwise uses in its business (the "Vehicles"). Such descriptions include any applicable vehicle identification numbers. Except as described on such schedule, Leisure Time owns each Vehicle free and clear of any Lien and holds the certificate of title to it.

         SECTION 2.40 MARKETING CONTRACTS. Leisure Time has entered into agreements with two marketing companies pursuant to which they are marketing and selling additional benefits to the existing members of Leisure Time. The agreements with these marketing companies permit Leisure Time to terminate the agreements upon the Closing of the sale of the Shares to Purchaser by paying a fee of $37,500 to each marketing company.

         SECTION 2.41 SELLERS' ACQUISITION CONTRACTS. Except for the Company's acquisition of the capital stock of Leisure Time from Bernard O. Albertsen and Leodyce Albertsen and Eugene Hine, there are no Contracts pursuant to which any of the Sellers or any of their Affiliates acquired the capital stock of Leisure Time or the Company.

         SECTION 2.42 ACQUISITION CONTRACTS. Schedule 2.42 describes each Contract of Leisure Time and the Company that: (a) concerns Leisure Time's or the Company's acquisition or disposition of assets having a value of $25,000 or more outside Leisure Time's or the Company's ordinary course of business occurring during the two years immediately preceding the date of this Agreement,
(b) concerns the purchase or sale of any business having a value of $25,000 or more and involving Leisure Time or the Company occurring during the two years immediately preceding the date of this Agreement, or (c) concerns any consolidation, merger, or share exchange involving Leisure Time or the Company, occurring during the two years immediately preceding the date of this Agreement (collectively, the "Acquisition Contracts").

         SECTION 2.43 MEMBER CONTRACTS. Schedule 2.43 includes a sample of each form of Member Contract used by Leisure Time (or the prior owner of the campground) in connection with the sale of memberships.

                  (a) NO CONFLICTING ORAL REPRESENTATIONS. Except as set forth in Schedule 2.43, no agent of Leisure Time has made any statement or representation to prospective members in connection with the offer and sale of memberships which differs in any material respect from the statements and representations contained in the Member Contracts.

                  (b) COMPLIANCE WITH APPLICABLE LAWS. Except as set forth in
         Schedule 2.43, to the best of Sellers' knowledge, all sales of Member Contracts by Leisure Time (or the prior owner of the campground) were made in compliance in all material respects with all Applicable Laws, including without limitation (a) all federal and state truth-in-lending and similar laws applicable to Leisure Time, (b) all federal and state securities and blue sky laws applicable to Leisure Time, and (c) all federal and state land sales acts, timeshare acts, membership campground acts, and similar laws applicable to Leisure Time.

                  (c) MEMBERSHIPS SOLD. Schedule 2.43(c) sets forth the number of each category of membership that has been sold by Leisure Time or the prior owner of the campground and which has not been revoked or terminated by the member or Leisure Time.

         SECTION 2.44 EMPLOYMENT AND RELATED PARTY CONTRACTS. Other than oral at-will contracts, Schedule 2.44 describes each Contract of Leisure Time and the Company that (a) relates to the employment or severance of any individual, including any collective bargaining, labor, or union agreement or (b) concerns Leisure Time's or the Company's engagement of any Person, including any Representative or Outside Representative (collectively, the "Employment and Related Party Contracts").

         SECTION 2.45 FINANCING CONTRACTS. Schedule 2.45 describes each Contract of Leisure Time or the Company that: (a) pertains to the borrowing or lending of money, including any letters of credit, (b) creates any Lien, or (c) creates any guarantee (collectively, the "Financing Contracts").

         SECTION 2.46 RESTRICTIVE CONTRACTS. Schedule 2.46 describes each Contract of Leisure Time or the Company that: (a) restricts the ability of Leisure Time or the Company to compete or restricts any Person from competing against Leisure Time or the Company, (b) requires Leisure Time or the Company to keep any information confidential or requires any Person to keep confidential any Confidential Information of Leisure Time or the Company, or (c) restricts the ability of Leisure Time or the Company to employ or engage any Person or restricts any Person from employing or engaging any Person that Leisure Time or the Company has employed or engaged (collectively, the "Restrictive Contracts").

         SECTION 2.47 UTILITY CONTRACTS. Schedule 2.47 describes each Contract of Leisure Time or the Company that cannot be terminated on 60 days advance notice concerning the provision to Leisure Time or the Company of electricity, gas, telephone services, or water (collectively, the "Utility Contracts"). Except as described in such schedule, no Utility Contract has a "take or pay" or minimum purchase requirement.

         SECTION 2.48 OTHER SIGNIFICANT CONTRACTS. Schedule 2.48 describes each Contract of Leisure Time or the Company other than the Acquisition Contracts, the Member Contracts, the Employment and Related Party Contracts, the Financing Contracts, the Leases, the Restrictive Contracts, and the Utility Contracts that: (a) affect Leisure Time's or the Company's assets, business, cash flows, financial condition, liabilities, operations, prospects, or relationships and
(b) binds Leisure Time or the Company without permitting Leisure Time or the Company to terminate such Contract on not more than 60 days advance notice without paying any penalty or other amount in connection with such termination (collectively, the "Other Significant Contracts").

         SECTION 2.49 LEASES. Schedule 2.49 describes each lease to which Leisure Time or the Company is a party or pursuant to which Leisure Time or the Company leases any property as either lessor or lessee (the "Leases"). Leisure Time and the Company have paid all rental and other payments due under each Lease under which Leisure Time or the Company is the lessee in accordance with its terms. With respect to each such Lease, Leisure Time or the Company has been in peaceable possession of the buildings, equipment, machinery, real property, vehicles, or other tangible property covered by such Lease since the commencement of the original term of such Lease. Leisure Time or the Company possesses full right and power to occupy or possess all of the buildings, equipment, machinery, real property, vehicles, and other tangible property covered by such Leases.

         SECTION 2.50 CONTRACTS GENERALLY. Except as described in Schedule 2.50:

                  (a) DESCRIPTIONS. No Material Contract has been amended or supplemented in any material way except as described in the description of such Material Contract. In addition, no material arrangement, correspondence, or side-agreement exists concerning the interpretation of any Material Contract.

                  (b) VALID AND BINDING. To the best of Sellers' knowledge, each Material Contract is valid, binding, and in full force and effect.

                  (c) NO BREACH. To the best of Sellers' knowledge, no material breach exists under any Material Contract. In addition, to the best of Sellers' knowledge, no party to any Material Contract has notified Leisure Time or the Company that such party intends to breach or terminate such Contract or believes that Leisure Time or the Company has breached such Contract.

                  (d) NO LIENS. Except as described in a Schedule to this Agreement, Leisure Time's or the Company's rights under each Material Contract are free and clear of any Lien.

                  (e) NO BURDENSOME CONTRACTS. No Contract of Leisure Time or the Company guarantees any obligation of another Person.

                  (f) REQUIREMENTS CONTRACTS. Except for contracts that can be terminated by Leisure Time or the Company on not more than 60 days notice without paying any penalty or other amount in connection with such termination, the Company and Leisure Time are not parties to any Contract that requires Leisure Time or the Company to purchase all or a certain portion of Leisure Time's or the Company's requirements of a particular product or service from a particular Person or requires Leisure Time or the Company to supply all or a certain portion of a Person's requirements for a particular product or service.

         SECTION 2.51 UNDOCUMENTED ARRANGEMENTS. Except as described in Schedule 2.51, Leisure Time and the Company do not have any material arrangements that are not documented in a Contract that is described in a schedule to this Agreement.

         SECTION 2.52 PERMITS. Schedule 2.52 describes the conditional use permit or similar permit issued by the applicable Governmental Authority for the development and operation of each of Leisure Time's Campgrounds (the "Material Permits"). To the best of Sellers' knowledge, each Material Permit is currently in effect, no violation of the terms of such Material Permit have occurred, the issuing Governmental Authority has not taken or threatened to take any action to revoke or limit such Material Permit, and no basis exists for revoking or limiting it. In addition, to the best of Sellers' knowledge, no issuing Governmental Authority has indicated that it will not renew a Material Permit and, to the best of Seller's knowledge, no basis exists for failing to renew a Material Permit. To the best of Sellers' knowledge, no Material Permit will terminate or require re-issuance in connection with the change in control of Leisure Time or the Company upon the sale of the Shares to the Purchaser.

         SECTION 2.53 INTELLECTUAL PROPERTY. Except as set forth in Schedule
2.53 and the Computer Software Licenses, Leisure Time and the Company do not own or use any copyright, trademark, service mark, patent, or other intellectual property.

         SECTION 2.54 INTENTIONALLY DELETED.

         SECTION 2.55 COMPUTER SOFTWARE LICENSES. Schedule 2.55 describes each material computer software program that Leisure Time or the Company has licensed (the "Computer Software Licenses"), excluding common computer application programs that can be purchased for less than $1,000. Except as described in such schedule, such licenses are perpetual, unrestricted, and not subject to any future payment or royalty.

         SECTION 2.56 INTENTIONALLY DELETED.

         SECTION 2.57 INTENTIONALLY DELETED.

         SECTION 2.58 INTENTIONALLY DELETED

         SECTION 2.59 INTENTIONALLY DELETED.

         SECTION 2.60 LITIGATION AND CLAIMS. Except as described in Schedule 2.60, no Claim or Lawsuit involving more than $5,000 is pending or threatened concerning: (a) Leisure Time, (b) the Company, (c) any current or former Representative of Leisure Time or the Company with respect to such Representative's service to Leisure Time or the Company, (c) any Material Contract, or (d) the execution, delivery, or performance of this Agreement (collectively, the "Current Lawsuits"). To the best of Sellers' knowledge, except as described in such schedule, no events have occurred or circumstances exist that could result in a future Claim against Leisure Time or the Company, other than minor and routine claims.

         SECTION 2.61 INTENTIONALLY DELETED.

         SECTION 2.62 ORDERS. Schedule 2.62 describes each Order to which Leisure Time, the Company, or any of their assets is subject or bound. Such schedule also describes each Order concerning any current or former Representative of Leisure Time or the Company with respect to such Representative's service to Leisure Time or the Company. Leisure Time, the Company, and each such Representative has fully complied with each such Order at all times since such Order's issuance. Leisure Time, the Company, and such Representatives have not received any notice from any Governmental Authority or other Person asserting a violation of any such Order.

         SECTION 2.63 AUDIT LETTER RESPONSES. Schedule 2.63 describes each lawyer response to Leisure Time's auditors' request for information concerning legal proceedings that such auditors received in connection with their audit of the Audited Financial Statements of Leisure Time.

         SECTION 2.64 INVESTIGATIONS. Schedule 2.64 describes each pending investigation and, to the best of Sellers' knowledge, each threatened investigation by any Governmental Authority involving Leisure Time or the Company, including any investigation concerning antitrust, environmental, securities, consumer protection, and other regulatory matters.

         SECTION 2.65 INSURANCE POLICIES. Schedule 2.65 contains each insurance policy that provides any type of insurance coverage for Leisure Time and the Company other than with respect to the Employee Benefit Plans, including insurance coverage with respect to business casualties, business travel, directors' and officers' liabilities, environmental liabilities, errors and omissions, employee fidelity, excess liability or umbrella coverage, fire, general business liabilities, key-man life, property, product liabilities, theft, vehicular comprehensive and liability coverage, and workers' compensation (collectively, the "Insurance Policies"). These policies describe the coverage deductible and limit, expiration date, and current premium for each Insurance Policy. The Sellers have delivered to the Purchaser a correct and complete summary of all claims made under such insurance policies during the five years proceeding the date of this Agreement.

         SECTION 2.66 INSURANCE POLICY EXCEPTIONS. Except as described in
Schedule 2.65:

                  (a) PREMIUM ADJUSTMENTS. No Insurance Policy provides for any retrospective premium adjustment or other experience based liability with respect to Leisure Time or the Company.

                  (b) APPLICATIONS. No material inaccuracy exists in any application with respect to any Insurance Policy.

                  (c) DISPUTES. No disagreement or dispute exists between any insurance carrier and Leisure Time or the Company.

         SECTION 2.67 NO UNDISCLOSED LIABILITIES. Except for the Liens and Claims that are specifically described in the Schedules to this Agreement, to the best of Sellers' knowledge, the assets and business of Leisure Time and the Company are not subject to any Lien or Claim of any nature, absolute or contingent, other than contractual obligations incurred since the date of the Most Recent Audited Balance Sheet of Leisure Time or Most

Recent Balance Sheet of the Company in the ordinary course of their business consistent with past practices.

         SECTION 2.68 TAXES. Schedule 2.68 describes each federal and state Tax report and return in connection with Leisure Time's and the Company's assets, business, and employees that either the Sellers, Leisure Time, or the Company filed during the two years immediately preceding the date of this Agreement.

         SECTION 2.69 TAX EXCEPTIONS. Except as described in Schedule 2.69:

                  (a) CONSOLIDATED INCOME TAX RETURNS. Leisure Time has been included in the Company's combined, consolidated, and unitary Income Tax reports and returns for all periods for which the applicable statute of limitations has not expired.

                  (b) TAX RETURNS AND PAYMENTS. For all periods for which the applicable statute of limitations has not expired, the Company has filed all federal, state, and local Tax reports and returns in connection with Leisure Time's and the Company's assets, business, and employees and the Company or Leisure Time has paid and discharged all Tax obligations shown on such reports and returns, including any withholding obligations. Such Tax reports and returns are accurate and complete and correctly compute the Tax obligation to which each such report or return pertains.

                  (c) NO NOTICES. The Company and Leisure Time have not received any determination letter, revenue agent report, or other notice of any proposed or outstanding Tax deficiency against the Company or Leisure Time. In addition, neither the Company, Leisure Time, nor any other Person has executed any extension agreement or waiver of any statute of limitations with respect to the assessment or collection of any Tax against the Company or Leisure Time.

                  (d) NO AUDITS. Neither the Internal Revenue Service ("IRS") nor any other taxing authority (collectively with the IRS, the "Taxing Authorities") has contacted the Sellers, the Company, or Leisure Time concerning a future audit or examination of any Tax reports and returns that include the Company or Leisure Time. In addition, no such audit or examination is in process with respect to any period for which the statute of limitations has not expired.

                  (e) NO TAX LIENS. No Tax liens exist with respect to any assets of Leisure Time or the Company, other than statutory Tax liens for Taxes not yet due.

                  (f) NO AGREEMENTS. No Tax ruling from any Taxing Authority or closing agreement with any Taxing Authority has a continuing effect upon the Company or Leisure Time. In addition, no such Tax ruling or closing agreement is pending.

                  (g) NO GOLDEN PARACHUTES. The Company does not have any Contract that could require the Company to make any "excess parachute payment" as defined under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), determined without considering any of the exceptions contained in such section.

                  (h) NO PARTNERSHIPS. The Company is not a member of any joint venture, partnership, or other arrangement or Contract that is treated as a partnership for Income Tax purposes.

                  (i) NO PROPERTY TREATED AS OWNED BY ANOTHER PERSON. No property of Leisure Time or the Company is property that the Company is required to treat as owned by another Person pursuant to any Applicable Law.

                  (j) NO TAX EXEMPT USE PROPERTY. No property of Leisure Time or the Company is "tax exempt use property" as defined under Section 168(h)(1) of the Code.

                  (k) NO TRANSFER TAXES. The sale of the Shares to the Purchaser will not impose or create any Tax obligations on the Purchaser or the Company, including any withholding Tax obligations on the Purchaser.

                  (l) NO REVALUATION OF ASSETS. The sale of the Shares to the Purchaser will not cause any reassessment or revaluation of Leisure Time's or the Company's assets for any ad valorem or property Tax purposes.

                  (m) NO FOREIGN SELLER. The Sellers are not a "foreign person" under Sections 1445 and 7701 of the Code.

         SECTION 2.70 DIRECTORS AND OFFICERS. Schedule 2.70 lists each director and officer of Leisure Time and the Company on the date of this Agreement. Except for the Employment Agreement dated February 25, 1998, between the Company and Margie Burnett, no director or officer of Leisure Time or the Company has an employment agreement with Leisure Time or the Company, and each such individual is an employee at will.

         SECTION 2.71 EMPLOYEES. Schedule 2.71 lists each employee of Leisure Time and the Company on the date of this Agreement. Such schedule gives each such employee's job title, current aggregate annual compensation along with the components of such compensation, and other material benefits. Except for the Employment Agreement dated February 25, 1998, between the Company and Margie Burnett, no such employee has an employment agreement with Leisure Time or the Company, and each such employee is an employee at will.

         SECTION 2.72 COLLECTIVE BARGAINING AGREEMENTS. Leisure Time and the Company are not a party to any collective bargaining agreement or other labor union Contract applicable to any employee of Leisure Time or the Company.

         SECTION 2.73 LABOR RELATIONS EXCEPTIONS. Except as described in
Schedule 2.73:

                  (a) NO OTHER AGREEMENTS. No collective bargaining agreement or other labor union Contract has been requested by any employee or group of employees of Leisure Time or the Company. In addition, no discussions or negotiations with respect to any such agreement or Contract have occurred.

                  (b) LABOR UNIONS. No labor associations, organizations, or unions have been certified to represent any employee of Leisure Time or the Company.

                  (c) NO ORGANIZING ACTIVITIES. There have not been any union organizing activities, petitions, or proceedings with respect to any labor association, organization, or union becoming the exclusive bargaining agent for any group of employees of Leisure Time or the Company. In addition, no proceeding is pending or threatened before National Labor Relations Board or other Governmental Authority concerning any labor association, organization, or union seeking to represent any employees of Leisure Time or the Company.

                  (d) WORK RULES. No work rules exist with respect to Leisure Time's or the Company's employees.

                  (e) NO STRIKES. No lockouts, pickets, sick-outs, strikes, work slowdowns, or work stoppages are pending or threatened with respect to any employees of Leisure Time or the Company. In addition, no such matters have occurred during the five years immediately preceding the date of this Agreement.

                  (f) NO LABOR LAW VIOLATIONS. No charge of discrimination, unfair labor practices, or violations of the Americans With Disabilities Act or any fair employment, health and safety, or wage payment laws are pending or threatened before any Governmental Authority concerning any current or former employee of Leisure Time or the Company or any applicant for employment. In addition, to the best of Sellers' knowledge, no basis exists for any such charges.

                  (g) OSHA. No Governmental Authority has issued any citation to Leisure Time or the Company under the Occupational Health and Safety Act during the three years proceeding the date of this Agreement.

         SECTION 2.74 EMPLOYEE BENEFIT PLANS. Schedule 2.74 describes each Plan established or maintained by or on behalf of Leisure Time and the Company, or with respect to which Leisure Time or the Company has contributed or may have any liability (the "Employee Benefit Plans"). Such schedule indicates which plans are ERISA Welfare Plans, ERISA Pension Plans, and other Plans and sets forth the aggregate contribution that each such Plan required Leisure Time or the Company to make during the most recently completed year reflected in the Audited Financial Statements of Leisure Time, along with the payment made by or on behalf of Leisure Time or the Company. Such schedule also describes any insurance policies with respect to any of the Employee Benefit Plans. Except for the Employee Benefit Plans, the employees of Leisure Time and the Company have no expectation or right with respect to any Plan under any Applicable Law, arrangement, Contract, past custom, or otherwise.

         SECTION 2.75 EMPLOYEE BENEFIT PLAN EXCEPTIONS. Except as described in
Schedule 2.75:

                  (a) DELIVERY OF DOCUMENTS. The Sellers have delivered to the Purchaser correct and complete copies of: (i) each Employee Benefit Plan, including all amendments to such Plan and all summary plan descriptions of such Plan, (ii) each trust agreement, annuity or insurance Contract, or other funding instrument pertaining to each Employee Benefit Plan, (iii) the most recent determination letter issued by the IRS with respect to each Employee Benefit Plan that is intended to be tax-qualified and a copy of any pending applications for such determination letters, (iv) the five most recent actuarial valuation reports for each Employee Benefit Plan for which an actuarial valuation report exists, and (v) the most recent annual report (IRS Form 5500 Series) for each Employee Benefit Plan, including all schedules to such reports, and plan audits filed with respect to such reports.

                  (b) AMENDMENTS. The Company or Leisure Time can amend or terminate each Employee Benefit Plan at any time without the approval of any Person, and without any liability other than the benefits accrued prior to such amendment or termination.

                  (c) JOINT AND SEVERAL LIABILITY. With respect to each Employee Benefit Plan, no event has occurred and no condition exists that after the Closing could subject the Purchaser, the Company, or Leisure Time, directly or indirectly, to any liability under Code Sections 412, 4971, 4975, or 4980B or ERISA Sections 502, 601, or 606, including liability under any indemnification agreement.

                  (d) CLAIMS FOR BENEFITS. All benefits due under each Employee Benefit Plan have been timely paid and there is no Claim or Lawsuit pending or threatened against any Employee Benefit Plan or the fiduciaries of any such Plan, other than routine uncontested Claims for benefits. In addition, to the best of Sellers' knowledge, no basis exists for any such Claim or Lawsuit.

                  (e) COMPLIANCE WITH PLAN AND APPLICABLE LAW. Each Employee Benefit Plan has been administered and documented in compliance with such Plan's terms and Applicable Law. In addition, each Employee Benefit Plan and any related trust agreement, annuity or insurance Contract, or other funding instrument has complied in both form and substance with such Plan's terms and Applicable Law, including the Code and ERISA.

                  (f) CONTRIBUTIONS. All contributions and payments to or with respect to each Employee Benefit Plan have been timely made.

                  (g) NO ERISA PENSION PLANS. The Company and Leisure Time do not have, and have never had, any ERISA Pension Plan.

                  (h) NO AUDITS OR PROHIBITED TRANSACTIONS. No audit or investigation by any Governmental Authority is pending or threatened regarding any Employee Benefit Plan. In addition, no Person has breached any fiduciary duty or engaged in any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code with respect to any Employee Benefit Plan.

                  (i) NO UNFUNDED BENEFITS. No Employee Benefit Plan has any unfunded benefits that are not fully reflected in the Most Recent Audited Balance Sheet of Leisure Time and Most Recent Balance Sheet of the Company.

         SECTION 2.76 INTENTIONALLY DELETED.

         SECTION 2.77 PREDECESSORS. There are no predecessors of Leisure Time or the Company.

         SECTION 2.78 ABSENCE OF UNETHICAL BUSINESS PRACTICES. Neither Leisure Time, the Company, nor any of their Affiliates has directly or indirectly given or agreed to give any thing of value to any government employee or other Person who was or is in a possible position to help or hinder Leisure Time or the Company that might subject Leisure Time or the Company to damages or penalties in a civil or criminal proceeding.

         SECTION 2.79 INTENTIONALLY DELETED.

         SECTION 2.80 NO BROKER. Neither the Sellers, Leisure Time, nor the Company has any obligation or liability to any broker, finder, or other Person for any broker or similar services with respect to the sale of the Shares to the Purchaser.

         SECTION 2.81 ADEQUATE DISCLOSURE. The Sellers are unaware of any facts concerning Leisure Time or the Company that the Sellers have not disclosed to the Purchaser in this Agreement and its schedules that could have a material adverse effect on Leisure Time or the Company. To the best of Sellers' knowledge, the Sellers have provided the Purchaser with all documents and information that the Purchaser requested when deciding whether to enter into this Agreement. In addition, no representation or warranty of the Sellers contained in this Agreement contains any material untrue statement or omits to state any material information necessary to make such representation and warranty not misleading.

EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 2, THE SELLERS ARE NOT MAKING ANY WARRANTIES, EXPRESS OR IMPLIED, REGARDING LEISURE TIME OR THE COMPANY.

              III. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser represents and warrants to the Sellers as follows:

         SECTION 3.1 ORGANIZATION. The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is qualified to transact business as a foreign corporation in each jurisdiction where the failure to qualify could have a Material Adverse Effect upon the Purchaser.

         SECTION 3.2 POWER AND AUTHORITY. The Purchaser possesses the corporate power and authority to execute, deliver, and perform this Agreement, without obtaining any approval or giving any notice, other than the approval of its Board of Directors, which it has properly obtained.

         SECTION 3.3 EXECUTION, DELIVERY, AND ENFORCEABILITY. The Purchaser has duly authorized, executed, and delivered this Agreement, and this Agreement constitutes a valid, legal, and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to any Law Affecting Creditors' Rights.

         SECTION 3.4 CONSENTS. The Purchaser's execution, delivery, and performance of this Agreement does not require the Purchaser to obtain any approval or consent from any Person, make any filing with any Person, or give any notice to any Person.

         SECTION 3.5 CONFLICTS. To the best of Purchaser's knowledge, the Purchaser's execution, delivery, and performance of this Agreement will not directly or indirectly breach or violate: (i) any provision of the Articles of Incorporation or the Bylaws of the Purchaser, (ii) any resolution of the Board of Directors, any committee of the Board of Directors, or the shareholders of the Purchaser, (iii) any Contract of the Purchaser, or (iv) any Order to which the Purchaser or any of its assets or Representatives is subject or bound.

         SECTION 3.6 NO PROHIBITIONS. To the best of Purchaser's knowledge, the Purchaser's execution, delivery, and performance of this Agreement will not violate any Applicable Law and no Lawsuit before any court or other Governmental Authority is pending or threatened that could prohibit the Purchaser from consummating the transactions contemplated by this Agreement or subject the Purchaser to damages with respect to any such transaction.

         SECTION 3.7 SOPHISTICATED INVESTOR. The Purchaser is an "accredited investor" under the federal securities laws that was not formed for the purpose of purchasing the Shares. The Purchaser is acquiring the Shares for investment purposes and not with a view to making a distribution of them.

         SECTION 3.8 NO BROKER. The Purchaser does not have any obligation or liability to any broker, finder, or other Person for any broker or similar services with respect to the purchase of the Shares from the Sellers.

                          IV. COVENANTS OF THE SELLERS

         SECTION 4.1 COOPERATION BY THE SELLERS. From the date of this Agreement through the Closing Date, the Sellers shall use reasonable efforts to take all actions and do all things necessary or advisable to consummate the transactions contemplated by this Agreement. The Sellers shall cooperate with the Purchaser in the Purchaser's efforts to close this Agreement.

         SECTION 4.2 NO SALE OF THE SHARES OR LEISURE TIME SHARES. From the date of this Agreement through the Closing Date, the Sellers shall not sell or otherwise transfer the Shares, or allow the Company to sell or otherwise transfer the Purchased Shares or the Leisure Time Shares, to any Person other than the Purchaser or a wholly owned subsidiary of the Purchaser. This prohibition shall preclude the Sellers and the Company from pledging the Shares, the Purchased Shares, or the Leisure Time Shares, granting any Lien with respect to them, or suffering any Lien to exist on them.

         SECTION 4.3 ACCESS TO THE COMPANY. From the date of this Agreement through the Closing Date, the Sellers shall cause the Company to permit the Purchaser reasonable access to Leisure Time's and the Company's assets, books and records, business, employees, and facilities. In addition, during this period, the Sellers shall cause the Company to furnish promptly to the Purchaser such financial and operating information as the Purchaser may reasonably request, including copies of any requested documents. The Purchaser shall indemnify the Sellers for any Claim arising in connection with such access.

         SECTION 4.4 AFFIRMATIVE COVENANTS CONCERNING OPERATION OF LEISURE TIME AND THE COMPANY. Unless the Purchaser gives its prior written consent, which shall not be unreasonably withheld, from the date of this Agreement through the Closing Date, the Sellers shall cause Leisure Time and the Company to:

                  (a) REPRESENTATIONS AND WARRANTIES. Operate and maintain their assets and business in such a manner so that the Sellers' representations and warranties contained in this Agreement continue to be correct and complete at all times prior to the Closing Date as if made on and as of such times;

                  (b) OPERATE LEISURE TIME IN THE ORDINARY COURSE. Operate the business of Leisure Time in the ordinary course consistent with past practices, this Agreement, and Applicable Law;

                  (c) MAINTAIN ASSETS. Maintain the tangible assets of Leisure Time in accordance with past practices;

                  (d) MAINTAIN GOODWILL. Preserve intact Leisure Time's business and the goodwill of its members, customers, Outside Representatives, Representatives, suppliers, and any other Person having business relations with it;

                  (e) PERFORM OBLIGATIONS. Perform punctually all obligations under each Material Contact, and keep each Material Contract in full force and effect, free from any right of cancellation, forfeiture, or termination;

                  (f) INSURANCE COVERAGE. Continue in effect all Insurance Policies;

                  (g) MAKE PAYMENTS. Pay promptly when due all liabilities and obligations of every kind and nature owed by Leisure Time and the Company;

                  (h) PAY TAXES. File all required Tax reports and returns and timely pay all Taxes owed with respect to such reports and returns;

                  (i) EMPLOYEE BENEFIT PLAN PAYMENTS. Make full and timely payments of all amounts required under each Employee Benefit Plan; and

                  (j) NO CONTRARY AGREEMENTS. Refrain from: (i) entering into any Contract that could cause or require Leisure Time or the Company to fail to take any action described in Paragraphs (a) through (i) above at any time, or (ii) making any contractual offer that could result in such a Contract.

         SECTION 4.5 NEGATIVE COVENANTS CONCERNING OPERATION OF LEISURE TIME AND THE COMPANY. Unless the Purchaser gives its prior written consent, which shall not be unreasonably withheld, from the date of this Agreement through the Closing Date, the Sellers shall cause Leisure Time and the Company to NOT:

                  (a) NO MATERIAL ADVERSE CHANGE. Cause or suffer any Material Adverse Change to occur to Leisure Time or the Company;

                  (b) NO AMENDMENTS. Amend the Articles of Incorporation or Bylaws of Leisure Time or the Company;

                  (c) NO EXTRAORDINARY CORPORATE TRANSACTIONS. Merge, reorganize, restructure, sell substantially all of their assets, enter into any Contract involving any other form of business combination or share exchange, dissolve, liquidate, or wind up;

                  (d) NO ACQUISITIONS. Acquire any interest or investment in another Person or any material amount of assets of another Person, or make any advances, capital contributions, or loans to another Person.

                  (e) NO TRANSACTIONS IN SHARES. Issue, purchase, redeem, or otherwise effect any transactions with respect to any securities of Leisure Time or the

         Company, or any right to acquire any securities of Leisure Time or the Company, including any Derivative Securities;

                  (f) NO DIVIDENDS. Except as permitted by the terms of this Agreement, declare, issue, make, or pay any dividend or other distribution of assets, or combine, distribute, reclassify, or split any shares of the capital stock of Leisure Time or the Company;

                  (g) NO ACCOUNTING CHANGES. Change any accounting or Tax reporting principles, policies, or procedures of Leisure Time or the Company;

                  (h) ASSETS. Except as permitted by the terms of this Agreement, lease, purchase, sell, transfer, or otherwise acquire or dispose of any assets, other than in the ordinary course of business consistent with past practices;

                  (i) CAPITAL EXPENDITURES. Make or obligate Leisure Time or the Company to make capital expenditures in excess of an aggregate of $5,000;

                  (j) NO CHANGES TO CONTRACTS. Amend, modify, or terminate any Material Contract, or enter into any new Contract that would have been a Material Contract if existing on the date of this Agreement;

                  (k) NO CHANGES TO PERMITS. Amend, modify, or terminate any Material Permits, or obtain any new Permit that would have been a Material Permit if existing on the date of this Agreement;

                  (l) NO BORROWING MONEY. Assume, create, guarantee, or incur any indebtedness, whether absolute or contingent, other than indebtedness incurred in the ordinary course of Leisure Time's business consistent with past practices;

                  (m) NO LIENS. Grant any Liens.

                  (n) ACCOUNTS. Accelerate or delay the collection of any membership, dues, or other accounts receivable, the payment of any accounts payable, the purchase or receipt of any supplies, or the delivery or sale of its products or services outside the ordinary course of its business consistent with past practices, provided, however, that the Company and Leisure Time may repay loans made to them by Bernie Albertsen;

                  (o) CUSTOMERS. Increase or decrease the prices that Leisure Time charges for its products and services or grant credit to any customer on terms more favorable than the terms on which Leisure Time has previously extended credit to customers in the past;

                  (p) LAWSUITS. File any Lawsuit or settle any Lawsuit to which Leisure Time or the Company is a party, provided, however, that the Company and Leisure Time may continue to finalize the court approved settlement of the Lawrence lawsuit and pay amounts owing to members under such settlement;

                  (q) ORDERS. Violate any Order to which Leisure Time or the Company or their respective assets are subject or bound or suffer the violation of any Order concerning any current or former Representative of Leisure Time or the Company with respect to such Representative's service to Leisure Time or the Company.

                  (r) INCOME TAX GROUP. Change the Company's affiliated group for Income Tax purposes;

                  (s) COMPENSATION. Increase the compensation or benefits payable to any Representative, Outside Representative, or other Person under any arrangement, Contract, Employee Benefit Plan, or other Plan, or pay any bonus to any Representative, provided, however, that Leisure Time may pay bonuses to its field sales personnel consistent with past practices, and, at the Closing, the Company and Leisure Time may pay severance compensation to its employees as contemplated by Section 4.14;

                  (t) EMPLOYEE BENEFIT PLANS. Amend or terminate any Employee Benefit Plan or any current policy of Leisure Time or the Company concerning its Representatives, or adopt any new Plan;

                  (u) EMPLOYEE EXPECTATIONS. Create any expectation on the part of the Representatives of Leisure Time or the Company with respect to their employment, compensation, or benefits;

                  (v) NO CONTRARY AGREEMENTS. Enter into any Contract to take or permit any of the actions described in Paragraphs (a) through (u) above at any time or make any contractual offer that could result in such a Contract.

         Notwithstanding anything in this Section 4.5 to the contrary, the Company may distribute to the Sellers the assets and liabilities of the Company (other than Leisure Time) that the Company is required by this Agreement to distribute to the Sellers at or prior to the Closing.

         SECTION 4.6 TERMINATION OF CREDIT ARRANGEMENTS AND INDIVIDUAL GUARANTEES. Prior to the Closing, the Sellers shall have the right to cause the Company to pay-off and revoke all outstanding credit and merchant accounts upon which there are individual guarantees of Bernard O.
Albertsen and Leodyce Albertsen (the "Albertsens").

         SECTION 4.7 INTENTIONALLY DELETED.

         SECTION 4.8 SELLERS' EXPENSES. The Company and Leisure Time shall not bear the following expenses, which shall be paid by the Sellers: (a) the fees and expenses of Sellers' counsel, Wolfstone, Panchot & Bloch, P.S., (b) the out-of-pocket expenses incurred by

Leisure Time or the Company in transferring the Assets to Be Distributed to the Albertsens as described in Section 10.5, and (c) any real estate excise taxes payable as a result of the transaction contemplated by this Agreement. As of October 31, 1999, the Company has paid expenses payable by the Sellers in connection with this transaction in the amount of $166,980.59, and the amount of such expenses has been treated on the Company's books as a loan made by the Company to the Sellers. The Company and the Sellers may continue this practice through the Closing. At the Closing, the amount of this loan from the Company to the Sellers shall be forgiven by the Company and treated on the Company's books as a dividend to the Sellers. To the extent that such expenses are or have been paid with cash that originated in Leisure Time, the Sellers agree that the Company and Leisure Time shall treat the transfer of funds from Leisure Time to the Company as a dividend from Leisure Time to the Company.

         SECTION 4.9 INTENTIONALLY DELETED.

         SECTION 4.10 INTENTIONALLY DELETED.

         SECTION 4.11 INSURANCE CERTIFICATES. Beginning immediately after the date of this Agreement and continuing through the Closing Date, the Sellers shall use reasonable efforts to obtain a certificate from the insurance carrier with respect to each Insurance Policy confirming the existence and material provisions of such policy, in form and substance reasonably satisfactory to the Purchaser (the "Insurance Certificates"). The Sellers shall promptly deliver to the Purchaser copies of all Insurance Certificates received and all correspondence concerning the Insurance Certificates.

         SECTION 4.12 TRANSACTIONS WITH AFFILIATES. At the Closing, all indebtedness between the Company and all Affiliates of the Company (except Leisure Time), and all indebtedness between Leisure Time and all Affiliates of the Company, shall be terminated without any cost or penalty to Leisure Time, the Company, or the Purchaser, except for an unsecured promissory note, dated November 10, 1999, in the principal amount of $350,000, payable by Leisure Time to Bernard O. Albertsen. The Parties agree that the unpaid balance of this promissory note shall not become due and payable until an Increasing Adjustment or a Decreasing Adjustment is due and payable under Section 1.6 hereof, at which time the unpaid balance of this promissory note shall become due and payable in full. In addition, the Parties agree that no payments shall be made by Leisure Time on this promissory note after the date of this Agreement except as set forth in this Section 4.12. Mr. Albertsen represents and warrants that this promissory note represents a bona fide cash loan that he made to Leisure Time in the amount of $350,000.

         In addition, for 30 days after the Closing, the Purchaser shall have the option to terminate, without any cost or penalty to Leisure Time, the Company, or the Purchaser, any and all agreements between Leisure Time and/or the Company and any Affiliate of the Company relating to obligations to be fulfilled after the Closing Date. For purposes of this Section 4.12, Affiliates of the Company shall include the Sellers and members of their immediate families, and all companies, entities, or persons controlled by or under common control with the Sellers or any of them.

         SECTION 4.13 RESIGNATIONS. The Sellers shall cause each director and officer of Leisure Time and the Company to resign pursuant to a written resignation effective immediately before the Closing (collectively, the "Resignations").

         SECTION 4.14 EMPLOYEES. Immediately before the Closing, the Sellers shall cause the Company and Leisure Time to terminate the employment of all of the employees of the Company and Leisure Time. The terminated employees will be eligible for rehire by the Company or Leisure Time, in accordance with the Purchaser's standard employment practices and policies, in the event the Purchaser elects to continue the employee's position after the Closing.

         SECTION 4.15 RELEASES. Immediately before the Closing, the Sellers shall release Leisure Time and the Company and their current and former Representatives and successors from any and all Claims of any kind or nature that the Sellers possess against them as of the Closing, whether known or unknown, including any Claims for indemnification or reimbursement, pursuant to a document in form and substance reasonably satisfactory to the Purchaser; provided, however, that this release shall not apply to (a) any Claim arising under this Agreement or (b) any Claim that is fully covered by insurance and for which there is no right of subrogation against Leisure Time or the Company. Such document shall include a covenant not to sue with respect to any released Claim (collectively, the "Releases").

         SECTION 4.16 NAMES. After the Closing Date, the Sellers shall not use or permit any of their Affiliates to use the name of Leisure Time or any variation of any such name. The Parties agree that, after the Closing, the Purchaser shall change the name of the Company to something other than "Albertsen Investment Corporation".

         SECTION 4.17 NO SHOPPING. From the date of this Agreement through the Closing Date, the Sellers, Leisure Time, and the Company shall not directly or indirectly encourage, initiate, solicit, or participate in any discussions or negotiations with any Person other than the Purchaser concerning any acquisition, business combination, consolidation, merger, sale of substantially all assets, sale of shares of capital stock, or similar transaction involving Leisure Time or the Company. During this period, the Sellers, Leisure Time, and the Company also shall not furnish any Confidential Information to any person other than the Purchaser. If the Sellers, Leisure Time, the Company, or any of their respective Representatives or Outside Representatives receives an offer or inquiry with respect to any of the foregoing transactions, the Sellers shall promptly inform the Purchaser of such offer or inquiry. The Sellers, Leisure Time, and the Company shall terminate immediately any discussions or negotiations that they are currently conducting concerning the acquisition of Leisure Time or the Company with any Person other than the Purchaser.

                            V. RESTRICTIVE COVENANTS

         SECTION 5.1 NON-COMPETE COVENANT. During the two year period immediately following the Closing, the Sellers shall not (without the prior written consent of Purchaser which shall not be unreasonably withheld) engage directly or indirectly in a Competing Business within a 25 mile radius of any of Leisure Time's existing Campgrounds (the "Non-Compete Covenant"). For purposes of this Section 5.1, the term "Competing Business" means any aspect of owning, operating, or managing a membership-based campground or campgrounds or the marketing or selling of any right to use or interest in such campground or campgrounds. Purchaser will not withhold its consent to a proposed activity unless it would have a material adverse effect on one or more of Leisure Time's existing Campgrounds. Notwithstanding the foregoing, this section shall not in any way limit the activities of Trendwest Resorts, Inc.

         SECTION 5.2 NON-SOLICITATION COVENANT. During the two year period immediately following the Closing, the Sellers shall not encourage or solicit, or cause any Person to encourage or solicit, any employee of Leisure Time or the Company who is rehired after the Closing to resign (the "Non-Solicitation Covenant"). The Sellers' placement during this period of general employment advertisements in trade journals, newspaper and periodicals of general circulation, and other public media in which such advertisements are customarily placed shall not constitute a breach of this section if an employee responds to such advertisement without other contact from the Sellers. Notwithstanding the foregoing, this section shall not in any way limit the activities of Trendwest Resorts, Inc.

         SECTION 5.3 NON-DISCLOSURE COVENANT. The Sellers shall not disclose any Confidential Information at any time to any Person other than the Purchaser and its designated Representatives and Outside Representatives or use such information in any way (the "Non-Disclosure Covenant"), provided that the following disclosures and uses (the "Confidentiality Exceptions") by the Sellers shall not violate this section:

                  (a) ADVISORS. Disclosing information to their accountants, investment bankers, lawyers, and other professional advisors, provided that any such accountant, investment banker, lawyer, or other professional advisor agrees not to disclose any Confidential Information in violation of the terms of this Agreement;

                  (b) PUBLIC INFORMATION. Disclosing or using information generally available to the public other than by breach of this section;

                  (c) REQUIRED BY LAW. Disclosing information required by law or court order after promptly notifying the Purchaser of the requirement to disclose such information and cooperating with the Purchaser in attempting to obtain an injunction preventing such disclosure;

                  (d) DISPUTE RESOLUTION. Disclosing information required to prosecute or defend any Claim for damages or indemnification under this Agreement or a request for equitable relief in connection with this Agreement pursuant to an arbitration or judicial proceeding contemplated under Article XV, provided that they use reasonable efforts to preserve the confidentiality of such information in such proceeding; or

                  (e) TAX RETURNS. Disclosing information required in any Tax report or returns.

         SECTION 5.4 REASONABLENESS. The Sellers acknowledge that the Non-Compete Covenant, the Non-Solicitation Covenant and the Non-Disclosure Covenant are reasonable in all respects and necessary to permit the Purchaser to realize the benefits of the purchase of the Shares.

         SECTION 5.5 JUDICIAL ENFORCEMENT. Monetary damages alone will be inadequate to remedy any breach of the Non-Compete Covenant, the Non-Solicitation Covenant, or the Non-Disclosure Covenant. Accordingly, any breach or threatened breach of the Non-Compete Covenant, the Non-Solicitation Covenant, or the Non-Disclosure Covenant shall entitle the Purchaser to an injunction restraining the Sellers from breaching such covenants. When seeking such an injunction, the Purchaser shall not be obligated to post any bond or other security. Such right to an injunction shall be in addition to any other remedies to which the Purchaser may be entitled because of such breach. If a court of competent jurisdiction determines that the Non-Compete Covenant, the Non-Solicitation Covenant, or the Non-Disclosure Covenant is partially or wholly inoperative, invalid, or unenforceable in a particular case because of its duration, restricted activity, or any other parameter, such court may reform such duration, restricted activity, or other parameter with respect to such case to permit enforcement of such covenant to the greatest extent allowable.

                         VI. COVENANTS OF THE PURCHASER

         SECTION 6.1 COOPERATION BY THE PURCHASER. From the date of this Agreement through the Closing Date, the Purchaser shall use reasonable efforts to take all actions and do all things necessary or advisable to consummate the transactions contemplated by this Agreement. The Purchaser shall cooperate with the Sellers in the Sellers' efforts to close this Agreement.

         SECTION 6.2 NO DISCLOSURE OF CONFIDENTIAL INFORMATION. From the date of this Agreement through the Closing Date, the Purchaser shall not disclose any Confidential Information that the Purchaser has obtained from the Sellers to any Person other than the Purchaser's lenders unless permitted by the Confidentiality Exceptions or required by the securities laws (the "Purchaser's Confidentiality Covenant") or use any such Confidential Information for any purpose except evaluating a purchase of the Shares. If this Agreement terminates before the Closing, the Purchaser's Confidentiality Covenant shall remain in effect. In addition, upon the termination of this Agreement, the Purchaser shall deliver to the Sellers any documents or other medium that the Purchaser or any of its Representatives or Outside Representatives possess that contain any Confidential Information that the Purchaser has obtained from the Sellers, including all originals and copies of such documents and other medium and all notes or other documents or medium that contain extracts of any such Confidential Information, unless such documents or other medium also contain Confidential Information of the Purchaser, in which event, they shall be destroyed by the Purchaser.

         SECTION 6.3 MEMBER CONTRACTS. The Purchaser agrees to cause Leisure Time to perform all of its obligations under the Member Contracts.

         SECTION 6.4 LOANS TO LEISURE TIME. If necessary, at the Closing, the Purchaser agrees to loan Leisure Time the amount needed to pay severance compensation to the employees who are terminated immediately before the Closing in accordance with Section 4.14 hereof and not rehired on either a permanent or temporary basis, not to exceed a total of $450,000. The Purchaser agrees to cause Leisure Time to pay severance compensation to employees who are rehired on a temporary basis for less than 120 days at the end of their period of temporary employment.

         In addition, at the Closing, the Purchaser agrees to loan Leisure Time the amount needed to finalize the court approved settlement of the Lawrence lawsuit and to pay amounts owing to members and the plaintiffs' attorneys under such settlement, not to exceed a total of $100,000.

                              VII. MUTUAL COVENANTS

         SECTION 7.1 REPRESENTATIONS, WARRANTIES, AND COVENANTS. Each Party shall use reasonable efforts to: (a) cause its representations and warranties contained in this Agreement to be correct and complete as of the Closing Date as though made as of such date, except for such representations and warranties made as of a specific date, and (b) satisfy all conditions to the Closing within its control as promptly as possible.

         SECTION 7.2 NOTIFICATIONS. Each Party shall notify the other Party of any condition, circumstance, event, fact or other information that may cause the representations and warranties of such Party to be incorrect or incomplete if made as of the Closing Date or cause such Party to be unable to perform its covenants contained in this Agreement. Such Party shall then use reasonable efforts to prevent or promptly cure any such breach. If a Party discovers that the other Party has breached this Agreement, such Party shall promptly notify such other Party of the breach. Such other Party shall then use reasonable efforts to cure such breach as soon as possible.

         SECTION 7.3 FURTHER ASSURANCES. Subject to the other terms and conditions of this Agreement, at any time and from time to time after the Closing Date, each Party shall execute and deliver all instruments and documents and use reasonable efforts to take all other actions and do all other things that the other Party may reasonably request to carry out the intent and purposes of this Agreement, provided that, except as specifically set forth herein, neither Party shall be required to pay any amount or incur any out-of-pocket expense when taking such actions or doing such things.

         SECTION 7.4 ANNOUNCEMENTS. Upon the execution of this Agreement, the Purchaser will issue a press release regarding the execution of this Agreement in the form attached hereto as Schedule 7.4. In addition, the Purchaser may make additional public announcements and/or filings in the future with respect to the status of the transaction contemplated by this Agreement if the Purchaser considers such announcements and/or filings advisable or necessary to comply with the Purchaser's obligations under the federal securities laws. The Purchaser agrees to obtain the Sellers' prior approval of any such announcement and/or filing, which approval shall not be unreasonably withheld by the Sellers.

                                   VIII. TAXES

         SECTION 8.1 PRE-CLOSING TAX PERIODS. With respect to any combined, consolidated, or unitary Income Tax reports or returns of the Company, the Parties shall elect to treat the Closing Date as the last day of a taxable period of the Company (a "Pre-Closing Tax Period").

         SECTION 8.2 PREPARATION AND FILING OF INCOME TAX RETURNS. The Company shall be responsible for preparing and filing any Income Tax reports and returns for any Pre-Closing Tax period. The Company shall prepare the Income Tax reports and returns for any Pre-Closing Tax period in a manner consistent with prior years and determine the income, gain, expenses, losses, deductions, and credits of Leisure Time and the Company consistently with prior practices. The Company shall submit such reports and returns to the Sellers a reasonable period before filing them with the respective Taxing Authorities and the Company shall comply with any reasonable request of the Sellers to change such reports and returns. The Closing Balance Sheet shall contain an appropriate reserve for the amount of any Taxes payable by the Company and its Subsidiaries after the Closing for any Pre-Closing Tax period. If the amount of Taxes payable by the Company and its Subsidiaries after the Closing for any Pre-Closing Tax period exceeds the amount of the reserve for such Taxes on the Closing Balance Sheet, the Sellers shall promptly pay the amount of such excess to the Purchaser, with interest computed on such amount at the Prime Rate from the Closing Date through the date of payment, after the amount of such Taxes has been finally determined.. If the amount of the reserve for such Taxes on the Closing Balance Sheet exceeds the amount of Taxes payable by the Company and its Subsidiaries after the Closing for any Pre-Closing Tax period, the Purchaser shall promptly pay the amount of such excess to the Sellers, with interest computed on such amount at the Prime Rate from the Closing Date through the date of payment, after the amount of such Taxes has been finally determined. The Company shall notify the Sellers and the Purchaser promptly after the amount of such Taxes has been finally determined.

         SECTION 8.3 TERMINATION OF TAX SHARING AGREEMENT. Any Contract between the Company and any present or former Subsidiary of the Company other than Leisure Time that relates to any liability of the Company for the Income Taxes of any present or former Subsidiary of the Company other than Leisure Time shall terminate as of the Closing Date and any rights or obligations resulting from such Contract shall be eliminated as of the Closing Date. The termination of any such Contract shall be pursuant to an agreement among the Company, any present or former Subsidiary of the Company other than Leisure Time, and any other relevant parties, which agreement shall be in form and substance reasonably satisfactory to the Purchaser (the "Tax Sharing Termination Agreement"). Notwithstanding the foregoing, the Parties agree that the Company shall include the operations of Vacation Time in the consolidated federal income tax return that the Company files for the period ending on the Closing Date (the "Final Tax Return"). The Company shall pay the Sellers the amount of any actual income tax savings realized by the Company as a result of including the operations of Vacation Time in the Final Tax Return, or the Sellers shall pay the Company the amount of any actual income tax cost incurred by the Company as a result of including the operations of Vacation Time in the Final Tax Return. Such payment shall be made promptly after the amount of such tax savings or cost has been finally determined.

         SECTION 8.4 AUDIT. If after the Closing, either Party or the Company receives a notice of deficiency or a proposed adjustment in connection with any audit or other proceeding concerning any Income Tax report or return covering the operations of the Company on or before the Closing Date, the Party receiving such item shall notify the other Party, or if the Company receives such notice the Company shall notify the Sellers of its receipt. The Company shall have the sole and exclusive right to settle or contest in a manner reasonable to all Parties any notice of deficiency or proposed adjustment, and to represent the Company and its Subsidiaries in connection with any audit or other proceeding relating thereto; provided, however, that the Sellers shall have the right to approve any settlement involving a payment of $5,000 or more, which approval shall not be unreasonably withheld. If the Sellers refuse or fail to approve any settlement proposed by the Company that involves a payment of $5,000 or more, the Sellers shall assume the defense of such matter in accordance with the terms of Article XV.

         SECTION 8.5 BOOKS AND RECORDS. During the period beginning on the Closing Date and ending on the day immediately preceding the fifth anniversary of the Closing Date, the Purchaser shall provide the Sellers with reasonable access during normal business hours to the books and records of the Company to the extent that such books and records relate to the condition or operation of the Company prior to the Closing and the Sellers require such books and records to review Income Tax reports or returns or respond to third party Claims, including any audits or proceedings with respect to such reports or returns. The Sellers shall have the right to make copies of such books and records at their own expense. Any information provided to the Sellers shall be subject to the Sellers' Non-Disclosure covenant. In addition, the Sellers shall indemnify the Purchaser for any Claims arising in connection with any such access provided to the Sellers.

                             IX. CAMPGROUND RESORTS

         SECTION 9.1 TITLE INSURANCE.

              (a) TITLE COMMITMENTS. Attached hereto as Schedules 9.1(a) - (j) are preliminary commitments for title insurance (the "Commitments"), issued by Chicago Title Insurance Company, describing the state of title of that portion of the Real Property comprising Leisure Time's 10 campground resorts (the "Campgrounds"). Attached as Schedule 9.1(k), is a list of the exceptions contained in the Commitment to which the Purchaser objects. If any supplements to the Commitments are issued by Chicago Title Insurance Company which add exceptions not contained in the Commitments, then the Purchaser shall have two days from receipt thereof to object to any such added exceptions. The Purchaser shall make such objections by giving written notice thereof to the Sellers within the applicable two day period. Should the Purchaser fail to deliver any written objections to the Sellers within the applicable two day period, the supplement shall be deemed approved. The Sellers shall cause Leisure Time to use reasonable efforts to remove the exceptions listed on
       Schedule 9.1(k) and any added exceptions to which Purchaser objects as provided herein. If the Sellers cannot remove any exception to which the Purchaser objects by the Closing, the Purchaser shall have the right either (a) to terminate this Agreement and recover its deposit in full, or (b) to accept tender of the title which the Sellers are able to deliver at the Closing.

              (b) TITLE POLICIES. At the Closing, the Parties shall cause Chicago Title Insurance Company to issue standard owner's ALTA policies of title insurance to Leisure Time, coverage effective as of the Closing Date and with liability in the amount of the fair market value of the Campgrounds, showing title to the Campgrounds vested in Leisure Time, subject only to the standard printed exceptions contained in such form of policy and the special exceptions contained in the Commitments and supplements thereto to which the Purchaser does not object pursuant to section 9.1(a). The Purchaser shall pay the cost of obtaining this title insurance.

         SECTION 9.2 ENVIRONMENTAL AUDITS. Attached hereto as Schedule 9.2 are Phase I environmental audits of each of the Campgrounds prepared by an independent consultant acceptable to the Sellers and the Purchaser. The Purchaser shall pay the cost of obtaining these environmental audits.

                           X. ASSETS TO BE DISTRIBUTED

         SECTION 10.1 VACATION TIME NOTE. Leisure Time holds a promissory note from the buyers of the assets of Vacation Time, Donald LeMaster and Earl Brischle (the "Vacation Time Note"), which has an unpaid principal balance of $328,577.30 (including accrued interest of $23,324.93) as of October 31, 1999. Prior to the Closing, the Sellers shall cause Leisure Time and the Company to distribute the Vacation Time Note to the Sellers. Prior to the Closing, the Sellers shall cause the Company to terminate, at the Sellers' expense, the contingent liabilities of the Company and/or Leisure Time under a real estate lease and telephone system lease which were guaranteed by the Company and/or Leisure Time and are now being used by the buyers of the assets of Vacation Time. The Sellers' represent and warrant to the Purchaser that the Company and Leisure Time have no liabilities or obligations of any kind relating to Vacation Time other than these contingent liabilities.

         SECTION 10.2 ALBERTSEN ASSETS. On May 1, 2000, (or as soon thereafter as applicable subdivision requirements have been satisfied), Leisure Time shall distribute to the Albertsens approximately 13 acres of land and the summer home located adjacent thereto, which are more particularly described in Schedule 10.2(a) (the "Albertsen Assets"). This property shall be conveyed to the Albertsens subject to an Easement Agreement in the form attached hereto as
Schedule 10.2(a)-2. This Easement Agreement shall provide that the Crescent Bar Campground may continue to use the existing water line, sewer line, pump stations, tanks, and septic drainfield on the property described in Schedule 10.2(a). This Easement Agreement shall also provide that (i) the Albertsens may relocate the drain line to the septic drainfield through this property at their sole expense, and (ii) the owner of the Crescent Bar Campground will continue to supply water to the existing summer home (at historical levels and subject to any constraints of the existing well) through the existing water line. If the Albertsens' further develop this property, they shall construct a reasonable buffer between the new development and the Crescent Bar Campground on the terms set forth in the Easement Agreement.

         SECTION 10.3 TERMS OF DISTRIBUTIONS. The Vacation Time Note and the Albertsen Assets will be conveyed to the Sellers or the Albertsens, as the case may be, free and clear of any monetary encumbrances other than real estate taxes for the current year not yet payable. The Purchaser shall cause the financial institution holding the existing mortgage on the property described in Schedule 10.2(a) to release such mortgage in connection with the distribution of such property. The Sellers represent and warrant that there are no monetary encumbrances on the Vacation Time Note. Purchaser agrees to cause Leisure Time to cooperate with the Albertsens in the removal or relocation, at the Albertsens' expense, of any non-monetary encumbrances on the real property described in Schedule 10.2(a), provided that such action does not interfere with Leisure Time's use of the Crescent Bar Campground.

         SECTION 10.4 NO WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 10.3, THE PURCHASER, THE COMPANY, AND LEISURE TIME SHALL MAKE NO WARRANTIES, EXPRESS OR IMPLIED, AS TO THE TITLE, CONDITION, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER MATTER WHATSOEVER CONCERNING THE VACATION TIME NOTE AND THE ALBERTSEN ASSETS, ALL OF WHICH ARE EXPRESSLY DISCLAIMED BY SUCH PARTIES. THE SELLERS AND THE ALBERTSENS' HEREBY WAIVE AND RENOUNCE ANY IMPLIED WARRANTIES TO WHICH THEY MAY BE OTHERWISE ENTITLED IN REGARD TO THE VACATION TIME NOTE AND THE ALBERTSEN ASSETS. THE VACATION TIME NOTE AND THE ALBERTSEN ASSETS SHALL BE DELIVERED TO THE SELLERS AND THE ALBERTSENS, AS THE CASE MAY BE, AND SHALL BE ACCEPTED BY THEM IN AN "AS IS" CONDITION.

         SECTION 10.5 EXPENSES. The Albertsens shall pay all out-of-pocket expenses incurred by Leisure Time or the Company in connection with the transfer of the Albertsen Assets (other than the cost of obtaining the release of the mortgage), including without limitation the costs to subdivide the real estate described in Schedule 10.2(a), real estate excise and sales taxes, title insurance premiums, recording fees, etc.

         SECTION 10.6 COOPERATION. If the property described in Schedule 10.2(a) is not distributed to the Albertsens at or before the Closing because applicable subdivision requirements have not been satisfied, Leisure Time shall cooperate with the Albertsens after the Closing to complete such subdivision requirements as promptly as reasonably practicable. In addition, at the Closing, Leisure Time and the Albertsen's shall enter into a License Agreement in the form attached hereto as Schedule 10.6, which shall convey to the Albertsens the right to use the property described in Schedule 10.2(a) until applicable subdivision requirements have been satisfied and such land has been conveyed to the Albertsens.

         SECTION 10.7 INTENTIONALLY DELETED.

                       XI. TERMINATION BEFORE THE CLOSING

         SECTION 11.1 TERMINATION OF THIS AGREEMENT. The Parties may terminate this Agreement under the circumstances described below at any time prior to the
Closing:

                  (a) CONSENT. The Parties may agree to terminate this Agreement.

                  (b) BREACH BY THE PURCHASER. The Sellers may terminate this Agreement by notice to the Purchaser if: (i) the representations and warranties of the Purchaser set forth in this Agreement were materially incorrect or incomplete as of the date of this Agreement or would be materially incorrect or incomplete as of the Closing Date if made as of such date, except for such representations and warranties made as of a specific date, or (ii) the Purchaser fails to perform in any material respect the covenants and obligations that it is required to perform under this Agreement before the Closing. The Sellers may not terminate this Agreement pursuant to this paragraph, however, if the Purchaser could also terminate this Agreement pursuant to Paragraph (c) below.

                  (c) BREACH BY THE SELLERS. The Purchaser may terminate this Agreement by notice to the Sellers if (i) the representations and warranties of the Sellers set forth in this Agreement were materially incorrect or incomplete as of the date of this Agreement or would be materially incorrect or incomplete as of the Closing Date if made as of such date, except for such representations and warranties made as of a specific date, or (ii) the Sellers fail to perform in any material respect the covenants and obligations that they are required to perform under this Agreement before the Closing. The Purchaser may not terminate this Agreement pursuant to this paragraph, however, if the Sellers could also terminate this Agreement pursuant to Paragraph (b) above.

                  (d) CASUALTY LOSS. In the event any asset of Leisure Time or the Company is destroyed or damaged by fire or other casualty, the Purchaser may elect either to (a) terminate this Agreement by notice to the Sellers and recover its deposit in full or (b) accept the condition of asset that is damaged or destroyed, proceed to Close, and receive an assignment of any insurance proceeds payable with respect to such asset.

                  (e) OUTSIDE DATE. If the Closing has not occurred by December 15, 1999, despite the Parties good faith efforts, and not because of a Party's failure to perform its obligations under this Agreement, the Closing Date shall be extended for the number of days necessary to Close, but in no event beyond December 31, 1999. In addition, if the Closing has not occurred by December 31, 1999, due to a temporary injunction or restraining order, then the December 31, 1999 date shall be extended by the number of days equal to the period during which such temporary injunction or restraining order was in effect, but in no event beyond January 31, 2000.

         SECTION 11.2 EFFECT OF TERMINATION. The termination of this Agreement shall have the following effects:

                  (a) GENERAL. Notwithstanding any termination of this Agreement the following articles and sections of this Agreement shall survive such termination and remain in full force and effect: (i) Section 4.3 with respect to the Purchaser's obligation to indemnify the Seller for any Claim arising in connection with any access to the Company given to the Purchaser before the Closing, including the requirement to provide such indemnification to the Sellers' Representatives and Outside Representatives under Sections 15.6 and 15.7, (ii) Section 6.2, which concerns the Purchaser's confidentiality obligations, (iii) Article XVI, which concerns the dispute resolution procedures under this Agreement, and (iv) Section 20.4, which provides that each Party shall bear its own expenses in connection with this Agreement.

                  (b) NO LIABILITY. If this Agreement is terminated pursuant to Sections 11.1(a) or 11.1(e), all obligations of the Purchaser and the Sellers under this Agreement shall terminate, except for the obligations described in Paragraph (a) above.

         SECTION 11.3 NOTICE OF TERMINATION. Any notice of termination pursuant to Section 11.1(b) or 11.1(c) must specify the facts and circumstances giving rise to the termination right in reasonable detail. A delivery of such a termination notice absent the right to terminate this Agreement shall be ineffective.

               XII. CONDITIONS TO THE SELLERS' OBLIGATION TO CLOSE

         The Sellers' obligation to close shall be subject to the satisfaction of the following conditions, which the Sellers may waive:

         SECTION 12.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser under this Agreement shall have been correct and complete as of the date of this Agreement and as of the Closing Date as though made as of such date, except for such representations and warranties made as of a specific date, which shall have been correct and complete as of the specified date.

         SECTION 12.2 COVENANTS. The Purchaser shall have performed all agreements, covenants, and obligations that it is required to perform under this Agreement at or before the Closing.

         SECTION 12.3 CLOSING CERTIFICATE. An executive officer of the Purchaser shall have delivered to the Sellers a certificate confirming the satisfaction of the conditions set forth in Section 12.1 and 12.2 (the "Purchaser's Closing Certificate").

         SECTION 12.4 LITIGATION. No Order shall exist against either Party enjoining any transaction contemplated by this Agreement. In addition, no Lawsuit shall be pending or threatened before any court or other Governmental Authority seeking to enjoin the Closing or seeking damages against the Sellers or any of their Representatives as a result of any of the transactions contemplated by this Agreement, provided that neither the Sellers nor any of their Affiliates instituted such Lawsuit.

         SECTION 12.5 SECRETARY'S CERTIFICATE. The Purchaser shall have delivered to the Sellers a certificate executed by the Secretary or an Assistant Secretary of the Purchaser (the "Purchaser's Secretary Certificate"), in form and substance satisfactory to the Sellers in their reasonable discretion, which shall include:

                  (a) CHARTER. A copy of the Purchaser's Articles of Incorporation, certified by the Delaware Secretary of State a reasonable number of days before the Closing Date.

                  (b) BYLAWS. A copy of the Purchaser's Bylaws.

                  (c) RESOLUTIONS. A copy of the resolutions in which the Purchaser's Board of Directors approved this Agreement.

                  (d) INCUMBENCY CERTIFICATE. An incumbency certificate setting forth the names, offices, and signatures of the Purchaser's officers who execute any documents on behalf of the Purchaser in connection with this Agreement.

         SECTION 12.6 OTHER. The Purchaser shall have delivered to the Sellers such other certificates, documents, and instruments as the Sellers may reasonably request in connection with this Agreement.

             XIII. CONDITIONS TO THE PURCHASER'S OBLIGATION TO CLOSE

         The Purchaser's obligation to close shall be subject to the satisfaction of the following conditions, which the Purchaser may waive:

         SECTION 13.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Sellers under this Agreement shall have been correct and complete as of the date of this Agreement and as of the Closing Date as though made as of such date, except that such representations and warranties made as of a specific date shall have been correct and complete as of the specified date.

         SECTION 13.2 COVENANTS. The Sellers shall have performed all agreements, covenants, and obligations that they are required to perform under this Agreement at or before the Closing.

         SECTION 13.3 BENEFICIARY STATEMENTS AND RECONVEYANCES. The Sellers shall have received and delivered to Chicago Title Insurance Company to hold in escrow and record at Closing reconveyances and/or satisfactions of all monetary encumbrances on the Campgrounds, and beneficiary statements from the holders of such encumbrances, as contemplated by Article XVII hereof, in form and substance reasonably satisfactory to the Purchaser.

         SECTION 13.4 CLOSING CERTIFICATE. An executive officer of the Sellers shall have delivered to the Purchaser a certificate confirming: (a) the satisfaction of the conditions set forth in Section 13.1 and 13.2, and (b) the continued force and effect of all Consents delivered to the Purchaser (the "Sellers' Closing Certificate").

         SECTION 13.5 LITIGATION. No Order shall exist against either Party enjoining any transaction contemplated by this Agreement. In addition, no Lawsuit shall be pending or threatened before any court or other Governmental Authority seeking to enjoin the Closing or seeking damages against the Purchaser, Leisure Time, the Company, or any of their respective Representatives as a result of any of the Transactions contemplated by this Agreement, provided that neither the Purchaser nor any of its Affiliates instituted such Lawsuit.

         SECTION 13.6 NO PROHIBITION. Neither the consummation of the transactions contemplated by this Agreement nor the Purchaser's ownership of the Shares could result in a violation of any Applicable Law, any Governmental Authority's interpretation of any Applicable Law, or any law or statute proposed by any Governmental Authority.

         SECTION 13.7 NO MATERIAL ADVERSE CHANGE. Neither Leisure Time nor the Company shall have undergone any Material Adverse Change since the date of this Agreement.

         SECTION 13.8 LEGAL OPINION. The Purchaser shall have received from the Sellers' outside legal counsel an opinion (the Sellers' Legal Opinion"), in form and substance satisfactory to the Purchaser in its reasonable discretion, dated as of the Closing Date, opining that:

                  (a) ORGANIZATION OF LEISURE TIME. Leisure Time is a corporation duly organized, validly existing, and in good standing under the laws of the State of Washington.

                  (b) ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Washington.

                  (c) POWER AND AUTHORITY OF LEISURE TIME. Leisure Time possesses the corporate power and authority to execute, deliver, and perform any document necessary for the Sellers to comply with the terms of this Agreement. Leisure Time also possesses the corporate power and authority to own or lease its assets, carry on its business as presently conducted, and perform its obligations under the Material Contracts.

                  (d) POWER AND AUTHORITY OF THE COMPANY. The Company possesses the corporate power and authority to execute, deliver, and perform any document necessary for the Sellers to comply with the terms of this Agreement. The Company also possesses the corporate power and authority to own or lease its assets, carry on its business as presently conducted, and perform its obligations under the Material Contracts.

                  (e) EXECUTION, DELIVERY AND ENFORCEABILITY. The Sellers have duly authorized, executed, and delivered this Agreement and this Agreement constitutes a valid, legal, and binding obligation of the Sellers enforceable against the Sellers in accordance with its terms, subject to any Law Affecting Creditors' Rights and the enforceability of this Agreement against the Purchaser. In addition, the Sellers, Leisure Time, and the Company have duly authorized, executed, and delivered each document contemplated by this Agreement to which the Sellers, Leisure Time, or the Company is a party, and each such document constitutes a valid, legal, and a binding obligation of the Sellers, Leisure Time, or the Company, respectively, enforceable against the Sellers, Leisure Time, or the Company in accordance with such document's terms, subject to any Law Affecting Creditors' Rights and the enforceability of such document against the other parties to such document.

                  (f) CAPITALIZATION OF LEISURE TIME. Leisure Time is authorized to issue 1,500,000 shares of common stock, of which 200,000 shares are issued and outstanding.

                  (g) CAPITALIZATION OF THE COMPANY. The Company is authorized to issue 1,500,000 shares of Common Stock, of which 20,000 shares are issued and outstanding.

                  (h) LEISURE TIME SHARES. The Leisure Time Shares have been validly authorized and issued, are fully paid and nonassessable, and were not issued in breach or violation of any Applicable Law or statutory preemptive rights.

                  (i) SHARES. The Shares and the Purchased Shares have been validly authorized and issued, are fully paid and nonassessable, and were not issued in breach or violation of any Applicable Law or statutory preemptive rights.

                  (j) OWNERSHIP OF THE LEISURE TIME SHARES. The Company is the record owner of the Leisure Time Shares, free and clear of any Lien reflected in the corporate records of Leisure Time or the Company.

                  (k) OWNERSHIP OF THE SHARES. The Sellers are the record owners of the Shares, free and clear of any Lien reflected in the corporate records of the Company or Leisure Time. Upon the Purchaser's payment of the Purchase Price to the Sellers and the Sellers' delivery of the certificates representing the Shares to the Purchaser, duly endorsed by the Sellers for transfer to the Purchaser, the Purchaser will own the Shares, free and clear of any Lien reflected in the corporate records of the Company or Leisure Time.

                  (l) OWNERSHIP OF THE PURCHASED SHARES. The Company is the beneficial owner of the Purchased Shares, subject only to the Steve Albertsen Contract. Upon the Company's payment of the balance owing under the Steve Albertsen Contract in accordance with the terms of such contract, the Company will own the Purchased Shares, free and clear of any Lien reflected in the corporate records of the Company or Leisure Time.

         SECTION 13.9 SECRETARY'S CERTIFICATE OF LEISURE TIME. The Sellers shall have delivered to the Purchaser a certificate executed by the Secretary or an Assistant Secretary of Leisure Time (the "Leisure Time Secretary Certificate"), in form and substance satisfactory to the Purchaser in its reasonable discretion, which shall include:

                  (a) CHARTER. A copy of Leisure Time's Articles of Incorporation certified by the Washington Secretary of State a reasonable number of days before the Closing Date.

                  (b) BYLAWS. A copy of the Leisure Time's Bylaws.

                  (c) GOOD STANDING CERTIFICATE. A certificate from the Secretary of the State of Washington, dated as of the Closing Date or a reasonable number of days before such date, stating that Leisure Time is in good standing under such state's laws.

                  (d) FOREIGN GOOD STANDING CERTIFICATES. A certificate from the appropriate official of each jurisdiction where Leisure Time conducts business or owns or leases property, dated as of the Closing Date or a reasonable number of days before such date, stating that Leisure Time is in good standing as a foreign corporation under the laws of such jurisdiction.

                  (e) RESOLUTIONS. A copy of the resolutions in which Leisure Time's Board of Directors and shareholders approved the execution and delivery by Leisure Time of any documents necessary for the Sellers' to comply with the terms of this Agreement.

                  (f) INCUMBENCY CERTIFICATE. An incumbency certificate setting forth the names, offices, and signatures of Leisure Time's officers who execute any documents on behalf of Leisure Time in connection with this Agreement.

         SECTION 13.10 SECRETARY'S CERTIFICATE OF THE COMPANY. The Sellers shall have delivered to the Purchaser a certificate executed by the Secretary or an Assistant Secretary of the Company (the "Company's Secretary Certificate"), in form and substance satisfactory to the Purchaser in its reasonable discretion, which shall include:

                  (a) CHARTER. A copy of the Company's Articles of Incorporation certified by the Washington Secretary of State a reasonable number of days before the Closing Date.

                  (b) BYLAWS. A copy of the Company's Bylaws.

                  (c) GOOD STANDING CERTIFICATE. A certificate from the Secretary of the State of Washington, dated as of the Closing Date or a reasonable number of days before such date, stating that the Company is in good standing under such state's laws.

                  (d) FOREIGN GOOD STANDING CERTIFICATES. A certificate from the appropriate official of each jurisdiction where the Company conducts business or owns or leases property, dated as of the Closing Date or a reasonable number of days before such date, stating that the Company is in good standing as a foreign corporation under the laws of such jurisdiction.

                  (e) RESOLUTIONS. A copy of the resolutions in which the Company's Board of Directors and shareholders approved the execution and delivery by the Company of any documents necessary for the Sellers' to comply with the terms of this Agreement.

                  (f) INCUMBENCY CERTIFICATE. An incumbency certificate setting forth the names, offices, and signatures of the Company's officers who execute any documents on behalf of the Company in connection with this Agreement.

         SECTION 13.11 OTHER. The Sellers shall have delivered to the Purchaser such other certificates, documents, and instruments as the Purchaser may reasonably request in connection with this Agreement, including the delivery of each of the items described in Section 14.3.

                                  XIV. CLOSING

         SECTION 14.1 CLOSING DATE. The consummation of the purchase of the Shares (the "Closing") shall occur on December 15, 1999, if the closing conditions set forth in Articles XII and XIII have been satisfied or waived as of that date, other than such conditions that a Party must satisfy at the Closing. If such satisfaction or waiver has not occurred as of such date, the Closing shall occur as soon as possible after such satisfaction or waiver occurs. Each Party shall promptly notify the other Party of such satisfaction or waiver of such Party's closing conditions and the Purchaser shall then notify the Sellers of the date of the Closing. The date and time of the Closing is referred to in this Agreement as the "Closing Date."

         SECTION 14.2 PLACE OF CLOSING. The Closing shall occur at the offices of Wolfstone, Panchot & Bloch, P.S., Inc., 1500 Norton Building, 801 Second Avenue, Seattle, WA 98004, commencing at 10:00 am on the Closing Date, unless the Purchaser designates another place and time of day.

         SECTION 14.3 DELIVERIES BY THE SELLERS. At the Closing, the Sellers shall deliver to the Purchaser the following:

                  (a) STOCK CERTIFICATES. The certificates representing the Shares with any required stock transfer stamps affixed, duly endorsed by the Sellers for transfer to the Purchaser;

                  (b) RECEIPT. A receipt evidencing the Sellers' receipt of the Purchase Price;

                  (c) CLOSING CERTIFICATE. The Sellers' Closing Certificate;

                  (d) LEGAL OPINION. The Sellers' Legal Opinion;

                  (e) SECRETARY CERTIFICATES. The Leisure Time Secretary Certificate and the Company's Secretary Certificate;

                  (f) RECONVEYANCES. The reconveyances and/or satisfactions of all monetary encumbrances on the Campgrounds, and beneficiary statements from the holders of such encumbrances, as contemplated by
         Article XVII hereof.

                  (g) INSURANCE CERTIFICATES. The Insurance Certificates;

                  (h) TERMINATION OF TAX SHARING AGREEMENT. The Tax Sharing Termination Agreement;

                  (i) RESIGNATIONS. The Resignations;

                  (j) RELEASES. The Releases;

                  (k) INDEMNITY ESCROW AGREEMENT. The Indemnity Escrow
         Agreement;

                  (l) FIRPTA AFFIDAVIT. An affidavit executed by the Sellers containing the Sellers' Social Security numbers and stating under penalties of perjury that the Sellers are not a "foreign person" under Sections 1445 and 7701 of the Code; and

                  (m) OTHER DOCUMENTS. Such other certificates, documents, and instruments as the Purchaser may reasonably request in connection with this Agreement.

         SECTION 14.4 DELIVERIES BY THE PURCHASER. At the Closing, the Purchaser shall deliver to the Sellers the following:

                  (a) PURCHASE PRICE. The Purchase Price as contemplated by
         Section 1.2;

                  (b) CLOSING CERTIFICATE. The Purchaser's Closing Certificate;

                  (c) SECRETARY CERTIFICATE. The Purchaser's Secretary Certificate; and

                  (d) OTHER DOCUMENTS. Such other certificates, documents, and instruments as the Sellers may reasonably request in connection with this Agreement.

         SECTION 14.5 SIMULTANEOUS DELIVERIES. The payment of the Purchase Price (excluding any Increasing Adjustment or Decreasing Adjustment), the transfer of the Shares, and the delivery of the documents that this Agreement requires each Party to deliver to the other Party at the Closing shall be deemed to occur simultaneously. Neither such payment, transfer, nor delivery shall be effective until the Sellers have received such payment, the Purchaser has received the Shares, and each party has received or waived receipt of the documents that this Agreement entitles such Party to receive.

                         XV. INDEMNIFICATION AND DAMAGES

         SECTION 15.1 INDEMNIFICATION OF THE PURCHASER. Subject to Section 15.9, the Sellers shall jointly and severally indemnify, defend, and hold the Purchaser harmless from any and all Claims directly or indirectly related or arising with respect to:

                  (a) BREACHES OF REPRESENTATIONS AND WARRANTIES. Any inaccuracy in any representation or warranty of the Sellers under this Agreement;

                  (b) BREACHES OF COVENANTS. Any failure to perform or observe any covenant or agreement to be performed by the Sellers set forth in this Agreement or any document delivered to the Purchaser pursuant to this Agreement;

                  (c) SUBSIDIARIES. Any Claims relating to any present or former Subsidiaries of the Company other than Leisure Time, including without limitation, Holiday Adventure Resorts, Inc., a California corporation, Premium Outfitters, Inc., a Washington corporation, Ultimate Marketing, Inc., a California corporation, and Vacation Time;

                  (d) LAWRENCE LAWSUIT. Any damages, losses, and expenses (including reasonable attorney's fees) arising from the lawsuit captioned Jack and Theresa Lawrence, et. al. v. Leisure Time Resorts of America, Inc., et. al. (the "Lawrence lawsuit"), that are payable after the Closing and are not adequately reserved on the Closing Balance Sheet, except those attributable to Claims accruing after the Closing as a result of the Purchaser's actions or omissions; and

                  (e) RIGHT OF FIRST REFUSAL. Any damages, losses, and expenses (including reasonable attorney's fees) arising from the Right of First Refusal held by Puget Western, Inc., which was recorded December 10, 1991, under Auditor's File No. 9112201264, Records of King County, Washington, as a result of the transaction contemplated by this Agreement.

         SECTION 15.2 INDEMNIFICATION OF THE SELLERS. The Purchaser shall indemnify, defend, and hold the Sellers harmless from any and all Claims directly or indirectly related or arising with respect to;

                  (a) BREACHES OF REPRESENTATIONS AND WARRANTIES. Any material inaccuracy in any representation or warranty of the Purchaser under this Agreement; or

                  (b) BREACHES OF COVENANTS. Any material failure to perform or observe any covenant or agreement to be performed by the Purchaser set forth in this Agreement or any document delivered to the Sellers pursuant to this Agreement.

         SECTION 15.3 INDEMNIFICATION PROCEDURE. The indemnification obligations under this Agreement shall be subject to the following procedures:

                  (a) DEFENSE OF CLAIM. Within 20 days after a Party entitled to indemnification (an "Indemnitee") receives a notice of any Claim that may give rise to an indemnification obligation under this Agreement, the Indemnitee shall give the Party responsible for providing indemnification with respect to such Claim (the "Indemnitor") notice of such Claim, together with a copy of all documents relating to such Claim that the Indemnitee possesses. The Indemnitor shall then immediately undertake the defense of such Claim by representatives of its own choosing, provided that the Purchaser shall have the right to join in such defense at its expense by representatives of its own choosing if the Claim could have a continuing effect upon the Company or involves any Environmental Law, or Hazardous Material. The Indemnitor shall notify the Indemnitee of the Indemnitor's undertaking of the defense of a Claim promptly after receiving the notice of the Claim. Similarly, the Indemnitee shall notify the Indemnitor of the Indemnitee's election of its right to join in such defense under the circumstances described above. The failure to give notice of a Claim within the period described above shall not affect the Indemnitee's rights to indemnification under this Agreement unless such delay prejudices the Indemnitor.

                  (b) PARTICIPATION OF THE INDEMNITEE. If 20 days after delivering notice of a Claim to the Indemnitor or such shorter period necessary to prevent judgment by default in favor of the Person asserting the Claim, the Indemnitor has not begun to defend against such Claim, the Indemnitee shall have the right to defend or settle such Claim reasonably and equitably on behalf of the Indemnitor, until the Indemnitor undertakes the defense of such Claim in accordance with this Agreement. Notwithstanding whether the Indemnitor commences at any time to defend against a Claim, the Indemnitee shall have the right to participate in such defense by representatives of its own choosing, at the Indemnitee's expense, unless the Indemnitor did not defend against the Claim and had a duty to do so. The Indemnitor shall reimburse the Indemnitee for the Indemnitee's reasonable attorneys' fees and expenses incurred during the period when the Indemnitor did not defend against the Claim and had a duty to do so. The Indemnitor shall make such reimbursement payments to the Indemnitee upon the Indemnitee's submission of periodic invoices describing such fees and expenses in reasonable detail.

                  (c) SETTLEMENT OF CLAIMS. The Indemnitor may settle any Claim at its own expense, provided that the Indemnitor shall not settle any Claim or consent to the entry of any judgment without the consent of the Indemnitee, which shall not be unreasonably withheld, if such settlement or judgment: (i) includes any admission of wrongdoing by the Indemnitee or any of the Indemnitee's Representatives or Outside Representatives, (ii) includes any consent to any type of injunctive relief affecting the Indemnitee or any of the Indemnitee's Representatives or Outside Representatives, (iii) excludes an unconditional release by the Person asserting the Claim of the Indemnitee and the Indemnitee's Representatives from all liability with respect to such Claim, (iv) requires the Indemnitee or any of the Indemnitee's Representatives or Outside Representatives to make any payment, or (v) would have a material adverse effect on the future operations of Leisure Time or the Company.

                  (d) REIMBURSEMENT. If an Indemnitor undertakes the defense of any Claim or settles any Claim and such Claim was not within the scope of the Indemnitor's indemnification obligations under this Agreement, the Indemnitee shall promptly reimburse the Indemnitor for all expenses with respect to such defense or settlement, including the Indemnitor's reasonable attorney's fees and expenses.

                  (e) COOPERATION. In connection with any indemnity obligation, the Indemnitee shall cooperate with all reasonable requests of the Indemnitor, and the Indemnitor shall cooperate with all reasonable requests of the Indemnitee, including any request to be kept informed of the status of any matter.

         SECTION 15.4 MERITLESS THIRD PARTY CLAIMS. If a third party makes a Claim against the Indemnitee that ultimately proves to be meritless, the Indemnitee may nevertheless require the Indemnitor to defend such Claim and reimburse the Indemnitee for its reasonable attorneys' fees and expenses in connection with such Claim if such Claim was within the scope of the Indemnitor's indemnification obligations under the Agreement and Indemnitor failed to defend when it had an obligation to do so.

         SECTION 15.5 ASSIGNMENT OF CLAIMS. If any amounts for which the Indemnitor is responsible are recoverable from a third party, the Indemnitee shall assign any rights that it may have to recover such amounts to the Indemnitor.

         SECTION 15.6 OTHER INDEMNITIES. Upon the Purchaser's request, the Sellers shall indemnify any of the Purchaser's Representatives or Outside Representatives to the same extent as the Purchaser. Conversely, upon the Sellers' request, the Purchaser shall indemnify any of the Sellers' Representatives or Outside Representatives to the same extent as the Sellers. No Representative or Outside Representatives of either Party, however, shall be a third party beneficiary of the indemnification provisions contained in this Agreement. In addition, a Party may release or waive any Claim to which such Party previously requested the other Party to indemnify such Party's Representatives or Outside Representatives, and such Representatives or Outside Representatives shall have no recourse against the Party releasing or waiving such Claim. To the extent that a Party requests the other Party to indemnify such Party's Representatives or Outside Representatives, such Party shall cause its Representatives or Outside Representatives to comply with the indemnification provisions and abide by the indemnification limitations set forth in this Agreement, including the arbitration provisions in connection with disputed Claims. In any such arbitration proceedings, a Party's Representative or Outside Representative shall possess the rights and obligations of such Party.

         SECTION 15.7 CONTRIBUTION. If the indemnity obligations provided for in this Agreement are held unenforceable in whole or in part for any reason, each Party shall perform such indemnity obligations to the extent enforceable. To the extent that such indemnity obligations are unenforceable, the Party that would have been the Indemnitor with respect to a Claim except for such unenforceability shall contribute to such Claim in such proportion as appropriate to reflect the relative fault of such Party as opposed to the relative fault of the Person who would have been the Indemnitee, as well as any other relevant equitable considerations.

         SECTION 15.8 PAYMENTS. The Parties shall make any damage or indemnification payment as follows. The Parties shall treat any such payment as an adjustment to the Purchase Price on their Income Tax reports and returns except for the interest component of any such payment, which the Parties shall treat as interest income or expense, respectively.

                  (a) UNCONTESTED DAMAGE PAYMENTS. With respect to any uncontested Claim for damages concerning a breach of this Agreement, the Party owing such damages shall pay them to the Party asserting the Claim for such damages within 30 days after the claiming Party makes its Claim.

                  (b) UNCONTESTED INDEMNIFICATION PAYMENTS. With respect to any uncontested Claim for indemnification concerning an out-of-pocket expenditure that an Indemnitee has paid or an obligation that an Indemnitee has incurred, the Indemnitor shall reimburse the Indemnitee for such payment or satisfy such obligation within 30 days after the Indemnitee presents its Claim for indemnification to the Indemnitor. With respect to any uncontested Claim for indemnification concerning a potential obligation that an Indemnitee may incur, the Indemnitor shall satisfy such obligation within 30 days after the Indemnitee incurs such obligation.

                  (c) CONTESTED CLAIMS. With respect to any contested Claims for damages concerning a breach of this Agreement or indemnification pursuant to this Agreement that the Party responsible for making such payment contests, such Party shall make the required damage or indemnification payment within 30 days after a final decision of the arbitrators that such Party is responsible for such payment, provided that the Party shall not be required to make any indemnification payment for which the Indemnitee has not made an out-of-pocket expenditure or incurred an obligation until such Indemnitee would be required to make such expenditure or incur such obligation.

       SECTION 15.9 BASKETS.

                  (a) The Sellers shall not be liable for any Claim for damages or indemnification with respect to a breach of the Sellers' representations and warranties under this Agreement until the amount of such Claim exceeds $1,000. If the amount of an individual Claim for which the Sellers are responsible exceeds $1,000, the Sellers shall only be responsible for the amount of such excess.

                  (b) Furthermore, the Sellers shall not be liable for any Claim for damages or indemnification with respect to a breach of the Sellers' representations and warranties under this Agreement until the aggregate amount of Claims for which the Sellers are responsible under section
         (a) above exceeds (i) $20,000 for all Claims except Claims relating to Taxes, and (ii) $50,000 for all Claims relating to Taxes. If the aggregate amount of Claims for which the Sellers are responsible under clause (a) above exceeds $20,000 or $50,000, as the case may be, the Sellers shall only be responsible for the amount of such excess.

         Notwithstanding the foregoing, the baskets created by this Section
15.10 shall not apply to Claims arising under Section 2.34.

         SECTION 15.10 RESERVE ACCOUNTS. The amount of any Claim for damages or indemnification concerning the Sellers' breach of their representations and warranties under this Agreement shall be decreased by the amount of any reserve account on the Closing Balance Sheet that relates specifically to such Claim.

         SECTION 15.11 DAMAGES. A Party shall be: (a) liable for any actual, consequential, incidental, punitive, or special damages with respect to any breach of this Agreement, and (b) responsible for indemnifying an Indemnitee for any actual, consequential, incidental, punitive, or special damages that such Indemnitee incurs if within the scope of such Party's indemnification obligation.

         SECTION 15.12 INTEREST. A Party shall pay interest computed at the Prime Rate on: (a) any Claim for damages with respect to such Party's breach of this Agreement from the date the damages occur through the date that the Party pays such damages, and (b) any Claim for indemnification under this Agreement for which such Party is the Indemnitor from the date of the Indemnitee's indemnifiable out-of-pocket expenditure though the date that the Party pays such Claim.

         SECTION 15.13 DISCOVERY OF BREACH. If before the Closing a Party discovers that the other Party has breached this Agreement, such discovery shall neither prevent such Party from seeking damages for such breach nor decrease or mitigate such damages if such Party still closes the transactions contemplated by this Agreement.

         SECTION 15.14 SURVIVAL OF TERMS. The agreements, covenants, indemnity obligations, representations and warranties, and other terms of this Agreement, the Purchaser's Closing Certificate, the Sellers' Closing Certificate, and any other documents contemplated under this Agreement shall survive the Closing and any investigation or notice by either Party, provided that the representations and warranties of each Party shall expire at 11:59 p.m., Pacific Time, on the day immediately preceding the first anniversary of the Closing Date. Notwithstanding the general expiration of each Party's representations and warranties described above, (a) the Sellers' representations and warranties contained in Sections 2.13, 2.14, 2.15, 2.16, and 2.17 shall survive forever, subject to all defenses available under Applicable Law, including the expiration of any applicable statute of limitations, and (b) the Sellers' representations and warranties contained in Sections 2.68 and 2.69 shall not expire until 30 days after the expiration of the applicable statute of limitations, as such statutory period may be extended from time to time. With respect to any Claim arising before the expiration of a particular representation or warranty, the Party responsible for such representation or warranty shall remain responsible for any damage or indemnification amounts claimed notwithstanding the subsequent expiration of such representation or warranty.

         SECTION 15.15 SECURITY FOR SELLERS' INDEMNIFICATION OBLIGATIONS. To secure the Sellers' obligations under this Article XV with respect to Claims not related to the Lawrence lawsuit, $200,000 of the Purchase Price shall be held in escrow for a period of one year after the Closing pursuant to the terms of an Escrow Agreement in the form attached hereto as Schedule 15.16 (the "Indemnity Escrow Agreement").

         In addition, an additional $350,000 of the Purchase Price shall be held in escrow pursuant to the terms of the Indemnity Escrow Agreement until an Increasing Adjustment or a Decreasing Adjustment is due and payable under
Section 1.6 hereof. If an Increasing Adjustment is payable to the Sellers under
Section 1.6 hereof, this $350,000 shall be paid to the Sellers with the Increasing Adjustment. If a Decreasing Adjustment is payable to the Purchaser under Section 1.6 hereof, all or part of this $350,000, up to the amount of the Decreasing Adjustment, shall be paid to Purchaser and off-set against the Decreasing Adjustment, and the balance (if any) shall be paid to Sellers.

         If, at the time of the Closing, the Company and/or Leisure Time have not paid in full all Claims related to the Lawrence lawsuit, a reasonable additional amount of the Purchase Price shall be held in escrow pursuant to the terms of the Indemnity Escrow Agreement, to secure the Sellers' obligations under this Article XV with respect to Claims related to the Lawrence lawsuit, until such time as all Claims relating to the Lawrence lawsuit have been paid in full. Such amount shall be sufficient to cover the estimated amount of all unpaid Claims related to the Lawrence lawsuit. The Indemnity Escrow Agreement shall provide for the payment of Claims from the funds held in escrow.

         In addition, if the Purchaser loans amounts to Leisure Time pursuant to
Section 6.4 hereof, an additional amount of the Purchase Price equal to the amount of such loans shall be held in escrow pursuant to the terms of the Indemnity Escrow Agreement until an Increasing Adjustment or a Decreasing Adjustment is due and payable under Section 1.6 hereof. If an Increasing Adjustment is payable to the Sellers under Section 1.6 hereof (after taking into account the second paragraph of this Section 15.15), such amount shall be paid to the Sellers with the Increasing Adjustment. If a Decreasing Adjustment is payable to the Purchaser under Section 1.6 hereof (after taking into account the second paragraph of this Section 15.15), all or part of such amount, up to the amount of the Decreasing Adjustment, shall be paid to the Purchaser and off-set against the Decreasing Adjustment, and the balance (if any) shall be paid to the Sellers.

         SECTION 15.16 SELLERS' REPRESENTATIVE. The Sellers hereby designate and appoint Bernard O. Albertsen as the Sellers' attorney in fact, to act on the Sellers' behalf, in connection with the defense and settlement of all Claims within the scope of the Sellers' indemnification obligations under this Agreement. The Sellers' attorney-in-fact shall have full power and authority to do and perform every act, deed, matter and thing whatsoever in connection with the defense and settlement of all Claims within the scope of the Sellers' indemnification obligations under this Agreement, as fully and effectually to all intents and purposes as the Sellers might or could do in person if personally present. This power of attorney shall become effective on the date of this Agreement and shall terminate when the Sellers' indemnification obligations under this Agreement have been satisfied in full or expired. This power of attorney shall not be affected by the disability or death of any of the Sellers. Any person acting without negligence and in good faith in reasonable reliance on this power of attorney shall not incur any liability thereby. Any action so taken, unless otherwise invalid or unenforceable, shall be binding on the heirs and personal representatives of the Sellers.

                     XVI. ARBITRATION AND EQUITABLE REMEDIES

         SECTION 16.1 SETTLEMENT MEETING. The Parties shall attempt in good faith to resolve promptly through negotiations any Claim or dispute under this Agreement. If any such Claim or dispute should arise, the Parties shall meet at least once to attempt to resolve the matter (the "Settlement Meeting"). Either Party may request the other Party to attend a Settlement Meeting at a mutually agreed time and place within ten days after delivery of a notice of a Claim or dispute. The occurrence of a Settlement Meeting with respect to a Claim or dispute shall be a condition precedent to seeking any arbitration or judicial remedy, provided that if a party refuses to attend a Settlement Meeting the other Party may proceed to seek such remedy.

         SECTION 16.2 ARBITRATION PROCEEDINGS. If the Parties have not resolved a monetary Claim or dispute at the Settlement Meeting, either Party may submit the matter to arbitration in accordance with the provisions of the Federal Arbitration Act (99 U.S.C. Section 1 et seq.) and the Commercial Arbitration Rules of the American Arbitration Association (the "Arbitration Rules"). Unless the Parties mutually agree to the appointment of a single arbitrator, a panel of three arbitrators shall conduct the arbitration proceedings, and the decision of a majority of the panel shall be the decision of the arbitrators.

                  (a) ARBITRATION NOTICE. To submit a monetary Claim or dispute to arbitration, a Party shall furnish the other Party and the American Arbitration Association with a notice (the "Arbitration Notice") containing: (i) the name and address of such Party, (ii) the nature of the monetary Claim or dispute in reasonable detail, (iii) the Party's intent to commence arbitration proceedings under this Agreement, and
         (iv) the other information required under the Federal Arbitration Act and the Arbitration Rules.

                  (b) SELECTION OF ARBITRATORS. Unless the Parties mutually agree to the appointment of a single arbitrator, within ten days after delivery of the Arbitration Notice, the Purchaser and the Sellers shall each select one arbitrator from the list of the American Arbitration Association's National Panel of Commercial Arbitrators. Within Ten days after the selection of the last of these two arbitrators, these two arbitrators shall select the third arbitrator from such list. If the first two arbitrators cannot select a third arbitrator within such ten day period, the American Arbitration Association shall select such third arbitrator from the list. Each arbitrator shall be an individual not subject to disqualification under Rule No. 19 of the Arbitration Rules with experience in settling complex litigation involving mergers and acquisitions.

                  (c) ARBITRATION FINAL. The arbitration of the matters in controversy and the determination of any amount of damages or indemnification shall be final and binding upon the Parties to the maximum extent permitted by Applicable Law, provided that any Party may seek any equitable remedy available under Applicable Law as provided in this Agreement. This agreement to arbitrate is irrevocable.

         SECTION 16.3 PLACE OF ARBITRATION. Any arbitration proceedings shall be conducted in Bellevue, Washington or at such other location as the Parties may agree. The arbitrators shall hold the arbitration proceedings within 60 days after the selection of the third arbitrator.

         SECTION 16.4 DISCOVERY. During the period beginning with the selection of the third arbitrator and ending upon the conclusion of the arbitration proceedings, the arbitrators shall have the authority to permit the parties to conduct such discovery as the arbitrators consider appropriate.

         SECTION 16.5 EQUITABLE REMEDIES. Notwithstanding anything else in this Agreement to the contrary, after the Settlement Meeting a Party shall be entitled to seek any equitable remedies available under Applicable Law, including an injunction prohibiting a breach of the Non-Compete Covenant, the Non-Solicitation Covenant, and the Non-Disclosure Covenant or an Order requiring the Sellers to perform this Agreement. Any such equitable remedies shall be in addition to any damages or indemnification rights that such Party may assert in an arbitration proceeding.

         SECTION 16.6 EXCLUSIVE JURISDICTION. The Parties agree that any claim for equitable relief relating to this Agreement shall be instituted in a federal or state court sitting in King County, Washington, which courts and their respective appellate courts shall be the exclusive venue for any such claim. Each Party waives any objection that it may have to the laying of such venue, and irrevocably submits to the jurisdiction of any such court with respect to any such claim. Any service of process and other notice in any such case shall be effective against a Party when transmitted in accordance with Section 20.8, provided that a Party also may serve process in any manner permitted by Applicable Law.

         SECTION 16.7 JUDGMENTS. Any arbitration award under this Agreement shall be final and binding. Any court having jurisdiction may enter judgment on such arbitration award upon application of a Party.

         SECTION 16.8 EXPENSES. If any Party commences arbitration proceeding or court proceedings seeking equitable relief with respect to this Agreement, the prevailing Party in such arbitration proceedings or case may receive as part of any award or judgment reimbursement of such Party's reasonable attorneys' fees and expenses to the extent that the arbitrators or court considers appropriate.

         SECTION 16.9 COST OF THE ARBITRATION. The arbitrators shall assess the costs of the arbitration proceedings, including their fees, to the Parties in such proportions as the arbitrators consider reasonable under the circumstances.

         SECTION 16.10 EXCLUSIVITY OF REMEDIES. To the extent permitted by Applicable Law, the arbitration and judicial remedies contained in this Article XVI shall be the exclusive remedies available to the Parties with respect to any dispute under this Agreement or Claim for damages or indemnification under this Agreement.

                           XVII. MONETARY ENCUMBRANCES

         The Parties acknowledge that, at Closing, the Purchaser intends to pay in full all of the monetary encumbrances on the Campgrounds that are listed on
Schedule XVII. The Sellers shall obtain and deliver to Chicago Title Insurance Company to hold in escrow and record at Closing reconveyances and/or satisfactions of such monetary encumbrances, and beneficiary statements from the holders of such encumbrances showing the amounts needed to pay such encumbrances in full as of the Closing, in form and substance reasonably satisfactory to the Purchaser. The Purchaser shall cooperate with the Sellers in their efforts to obtain such items. If the Sellers cannot obtain reconveyances and/or satisfactions of any such monetary encumbrance by the Closing, the Purchaser shall fund the amount of the encumbrance into escrow at Chicago Title Insurance Company, and Sellers' shall deliver to Chicago Title Insurance Company such indemnity as it may require in order to insure over the encumbrance in the title insurance policies delivered to Purchaser pursuant to Section 9 hereof.

                               XVIII. DEFINITIONS

         Terms with initial capitalized letters that are not otherwise defined in this Agreement shall have the meanings set forth below:

         SECTION 18.1 AFFILIATE. The term "Affiliate" with respect to a Person means any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person. For the purposes of this definition, control means the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract, or otherwise. Control shall be presumed by an individual that is a director, executive officer, general partner, manager, or similar functionary of a Person, or a Person that beneficially owns more than 10% of any class of securities of such Person having general voting rights. During the period before the Closing and at the Closing, the Company and Leisure Time shall be considered an Affiliate of the Sellers. During the period after the Closing, the Company and Leisure Time shall be considered an Affiliate of the Purchaser for so long as the Purchaser controls the Company and Leisure Time.


         SECTION 18.2 APPLICABLE LAW. The term "Applicable Law" means any applicable code, common law, law, Order, ordinance, regulation, rule, or statue of any Governmental Authority.

         SECTION 18.3 CERTIFIED PUBLIC ACCOUNTANTS. The term "Certified Public Accountants" means the firm of Moss Adams LLP.

         SECTION 18.4 CLAIM. The term "Claim" means any arbitration award, assessment, charge, citation, claim, actual damages, demand, directive, expense, fine, interest, joint or several liability, Lawsuit, notice, obligation, payment, penalty, or summons of any kind or nature whatsoever, any consequential or punitive damages, and any reasonable attorneys' fees and expenses. A Claim shall be considered to exist even though it may be conditional, contingent, indirect, potential, secondary, unliquidated, or unmatured.

         SECTION 18.5. CONFIDENTIAL INFORMATION. The term "Confidential Information" means any information not available by other legal means and kept in a confidential manner concerning a Party's assets, business, cash flows, financial condition, liabilities, operations, prospects, or relationships, including the Party's proprietary databases and software programs and the Party's membership base. Confidential Information may exist in oral or written form or in any other medium.

         SECTION 18.6 CONTRACT. The term "Contract" with respect to a Person means any oral or written agreement, arrangement, authorization, commitment, deed of trust, franchise, indenture, lease, license, mortgage, Order, Permit, promise, undertaking, or other document or obligation to which such Person is a party, under which such Person possesses any rights or owes any obligations, or by which any of such Person's assets are bound, or under which another Person possesses any rights against such person or expectation of benefits from such Person. The Contracts of a Person shall include such Person's Articles of Incorporation, Bylaws, and other organizational documents.

         SECTION 18.7 DERIVATIVE SECURITIES. The term "Derivative Securities" with respect to any Person means: (a) any outstanding options, warrants, or other rights to purchase any securities of such Person, (b) any Contract to issue any securities or options, warrants, or other rights to purchase any securities of such Person, (c) any Contract to recapitalize or restructure such Person, (d) any Contract to redeem, repurchase, or otherwise acquire any of such Person's securities, or (e) any bonds, debentures, notes, or other indebtedness of such Person having general voting rights or convertible into securities of such Person having general voting rights.

         SECTION 18.8 ENVIRONMENTAL LAW. The term "Environmental Law" means: (a) the Clean Air Act (42 U.S.C. Section 7401 et seq.), (b) the Clean Water Act (33 U.S.C. Section 1251 et seq.), (c) the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. Section 9601 et seq.), (d) the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), (e) the Hazardous Materials Transportation Act (49 U.S.C. Section 5101 et seq.), (f) the National Environmental Policy Act (42 U.S.C. Section 4321 et seq.), (g) the Oil Pollution Act of 1990 (33 U.S.C. Section 2701 et seq.), (h) the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendments of 1984 (42 U.S.C. Section 6901 et seq.), (i) the Safe Drinking Waste Act (42 U.S.C. Section 300f et seq.), (j) the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), (k) any state, local, tribal, or foreign law, ordinance, regulation, or statute analogous to any of the foregoing statutes, or (l) any other federal, state, local, tribal, or foreign law, ordinance, regulation, or statue prohibiting, regulating, or restricting the disposal, generation, handling, placement, recycling, release, storage, or treatment of any contaminant, liquid, mass, material, matter, pollutant, solid, substance, or waste classified or considered to be hazardous or toxic to human heath or the environment.

         SECTION 18.9 ERISA. The term "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         SECTION 18.10 ERISA PENSION PLAN. The term "ERISA Pension Plan" means an "employee pension plan" as defined in Section 3(2) of ERISA.


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


         SECTION 18.11 ERISA WELFARE PLAN. The term "ERISA Welfare Plan" means an "employee welfare benefit plan" as defined in Section 3(1) of ERISA.

         SECTION 18.12 GAAP. The term "GAAP" means generally accepted accounting principles in effect in the United States.

         SECTION 18.13 GOVERNMENTAL AUTHORITY. The term "Governmental Authority" means any federal, state, local, tribal, or foreign government and any agency, board, body, branch, bureau, commission, court, department, instrumentality, subdivision, or tribunal of any such government to the extent of its legally enforceable authority.

         SECTION 18.14 HAZARDOUS MATERIAL. The term "Hazardous Material" means
(a) any contaminant, liquid, mass, material, matter, pollutant, solid, substance, or waste for which any Environmental Law limits, prohibits, or regulates its disposal, generation, handling, placement, recycling, release, storage, or treatment, (b) any carcinogenic, corrosive, explosive, flammable, infectious, mutagenic, radioactive, or toxic substance, (c) any diesel fuel, gasoline, or other petroleum product in an unconfined manner, (d) any substance that contains polychlorinated biphenyls, (e) any substance that contains asbestos, (f) any substance that contains urea formaldehyde foam installation,
(g) any substance that constitutes a nuisance upon any property, or (h) any substance that imposes a hazard to the health or safety of any individual.

         SECTION 18.15 INCOME TAX. The term "Income Tax" means any Tax based upon or measured by net income, including any alternative minimum tax, along with any interest, penalties, or additions to such Tax.

         SECTION 18.16 LAW AFFECTING CREDITORS' RIGHTS. The term "Law Affecting Creditors' Rights" means any bankruptcy, fraudulent conveyance or transfer, insolvency, moratorium, reorganization, or other law affecting the enforcement of creditors' rights generally, and any general principles of equity.

         SECTION 18.17 LAWSUIT. The term "Lawsuit" means any action, arbitration proceeding, cause of action, counterclaim, cross claim, inquiry, investigation, legal action, litigation, Order, proceeding, or suit.

         SECTION 18.18 LIEN. The term "Lien" means any claim, deed of trust, judgment, lease, liability, limitation, mortgage, option, pledge, preferential right of purchase, right of first refusal, security interest, Tax lien, or encumbrance of any kind which affects a specific asset.

         SECTION 18.19 MATERIAL ADVERSE CHANGE. The term "Material Adverse Change" with respect to a Person means the occurrence of an event or the existence of a circumstance that has a material adverse effect on such Person's assets, business, cash flows, financial condition, liabilities, operations, prospects, or relationships, including the occurrence of any event or the existence of any circumstance that could reasonably be expected to cause such an effect in the future.


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


         SECTION 18.20 MATERIAL CONTRACT. The term "Material Contract" means an Acquisition Contract, an Employment and Related Party Contract, a Financing Contract, a Lease, a Utility Contract, or an Other Significant Contract.

         SECTION 18.21 MEMBER CONTRACT. The term "Member Contract" means the written membership agreements and other written instruments and documents defining the rights and obligations of membership in any of the Campgrounds.

         SECTION 18.22 ORDER. The term "Order" means any consent decree, decree, determination, injunction, judgment, order, or writ of any arbitrator or Governmental Authority.

         SECTION 18.23 OUTSIDE REPRESENTATIVES. The term "Outside
Representatives" with respect to a Person means such Person's accountants, Affiliates, agents, consultants, investment bankers, lawyers, lenders, and shareholders.

         SECTION 18.24 PARTIES. The term "Parties" means the Purchaser and Sellers.

         SECTION 18.25 PERMIT. The term "Permit" means any approval, authorization, certificate, certificate of occupancy, exemption, franchise, license, registration, right variance, or waiver issuable in writing by any Governmental Authority.

         SECTION 18.26 PERSON. The term "Person" means any association, bank, business trust, corporation, estate, general partnership, Governmental Authority, individual, joint stock company, joint venture, labor union, limited liability company, limited partnership, non-profit corporation, professional association, professional corporation, trust, or any other organization or entity.

         SECTION 18.27 PLAN. The term "Plan" means any: (a) accident, dental, disability, health, life, medical, or vision plan or insurance policy, (b) bonus plan, (c) change in control plan, (d) deferred compensation plan, (e) ERISA Pension Plan, (f) ERISA Welfare Plan, (g) executive compensation plan, (h) fringe benefits and perquisites, such as automobile allowance, country club memberships, diner club memberships, and health club memberships, (i) holiday, sick pay, leave, vacation, or other similar policy, (j) incentive plan, (k) life insurance plan or policy, (l) loan agreement with any Representatives, (m) moving expense reimbursement policy, (n) multi-employer or multiple employer plan, (o) pension plan, (p) phantom stock plan, (q) profit sharing plan, (r) retirement plan, (s) severance plan, (t) appreciation plan, (u) stock purchase plan, (v) stock option plan, (w) tuition reimbursement policy, or (x) other employee arrangement, benefit plan, Contract, commitment, compensation plan, custom, policy, or practice. A Plan may apply to only one individual, such as an employment or severance agreement.

         SECTION 18.28 PRIME RATE. The term "Prime Rate" means the publicly announced prime commercial lending rate per annum of Wells Fargo Bank, N. A., or its successor in effect from time to time, provided that such rate shall not exceed the


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


maximum interest rate permitted under Applicable law. The Prime Rate shall change as such publicly announced prime commercial lending rate changes.

         SECTION 18.29 REPRESENTATIVES. The term "Representatives" with respect to a Person means such Person's directors, employees, and officers.

         SECTION 18.30 SUBSIDIARY. The term "Subsidiary" with respect to a Person means (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person or (ii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has at least a majority ownership interest. Unless otherwise specified, "Subsidiary" means any Subsidiary of the Company.

         SECTION 18.31 TAX. The term "Tax" means any federal, state, local, tribal, foreign, or other assessment, charge, duty, fee, impost, levy, tariff, or tax of any kind whatsoever, including, all ad valorem, alternative minimum, capital gains, customs, documentary, employment, estate, excise, franchise, gift, gross receipts, income, lease, license, net income, payroll, premium, profits, property, occupation, sales, service, service use, stamp, severance, transaction privilege, transfer, use, value-added, windfall profit, or withholding taxes or charges imposed by any Governmental Authority or payable pursuant to any tax sharing Contract, together with any related interest, penalties, and addition to tax.

         SECTION 18.32 WARN ACT. The term "WARN Act" means the Worker Adjustment and Retraining Notification Act of 1988 and any similar state law.

                               XIX. INTERPRETATION

         In interpreting this Agreement, the following interpretive guidelines shall apply:

         SECTION 19.1 ATTORNEYS' FEES. Whenever this Agreement refers to a Person's "attorneys' fees and expenses," such reference also shall include any fees and expenses of accountants, experts, investigators, and other professional advisors whose services such Person's attorney reasonably considered advisable in connection with the prosecution or defense of the particular matter.

         SECTION 19.2 BREACH. The term "breach" with respect to any Contract means any breach or violation of such Contract or any default under such Contract.

         SECTION 19.3 DRAFTING. Neither this Agreement nor any provision contained in this Agreement shall be interpreted in favor of or against either Party because such Party or its legal counsel drafted this Agreement or such provision. In addition, no prior draft of this Agreement or any provision contained in this Agreement shall be used when interpreting this Agreement or its provisions.

         SECTION 19.4 HEADINGS. Article and section headings are used in this Agreement only as a matter of convenience and shall not have any effect upon the construction or interpretation of this Agreement.

         SECTION 19.5 INCLUDE. The term "include" or any derivative of such term does not mean that the items following such term are the only types of such items.

         SECTION 19.6 MAY. The term "may" indicates a permissive election. No permissive election under this Agreement shall imply any duty to exercise such election.

         SECTION 19.7 NOTIFICATION. Whenever any provision of this Agreement describes any notice given to the Company or Leisure Time concerning the breach of any Contract, the violation of any Applicable Law, or otherwise, such provision shall be interpreted to include any such notice concerning the Company or Leisure Time given to the Sellers or any of their Affiliates.

         SECTION 19.8 PERFORMANCE ON BUSINESS DAYS. If any event or the expiration of any period provided for in this Agreement is scheduled to occur or expire on a day that is not a Business Day, such event shall occur or such period shall expire on the next succeeding day that is a Business Day. The term "Business Day" means a day that is not a Sunday, Saturday, or holiday when banks in the State of Washington are required or permitted to be closed.

         SECTION 19.9 PLURAL AND SINGULAR WORDS. Whenever the plural form of a word is used in this Agreement, that word shall include the singular from of that word. Whenever the singular form of a word is used in this Agreement, that word shall include the plural form of that word.

         SECTION 19.10 PREDECESSORS. Any of the Sellers' representations and warranties concerning any Claim against the Company or Leisure Time, any liability or obligation of the Company or Leisure Time, or any violation of Applicable Law by the Company or Leisure Time shall include any Claims, liabilities, obligations, or violations with respect to each predecessor of the Company or Leisure Time or any Subsidiary, including all direct and indirect predecessors of any such predecessor.

         SECTION 19.11 PRONOUNS. Whenever a pronoun of a particular gender is used in this Agreement, if appropriate that pronoun also shall refer to the other gender and the neuter. Whenever a neuter pronoun is used in this Agreement, if appropriate that pronoun also shall refer to the masculine and feminine gender.

         SECTION 19.12 REPRESENTATIONS AND WARRANTIES. The Sellers' representations and warranties under this Agreement shall mean the representations and warranties contained in Article II and the reaffirmation of the Sellers' representations and warranties in the Sellers' Closing Certificate. The Purchaser's representations and warranties under this Agreement shall mean the representations and warranties contained in Article III and the reaffirmation of those representations and warranties in the Purchaser's Closing Certificate.

         SECTION 19.13 REPRESENTATIVES. Whenever this Agreement permits a Party to perform any act, such provision shall be interpreted to permit such Party to perform such act through its Representatives and Outside Representatives, provided that such Party's Outside Representatives may perform any such act on behalf of such Party only after such Party expressly authorizes such Outside Representative to perform such act. Notwithstanding the immediately preceding sentence, however, only an authorized officer of a Party may enter into an amendment to this Agreement on behalf of such Party, execute any document in connection with this Agreement on behalf of such party, release any Claim of such Party under this Agreement, or waive any right of such Party under this Agreement. Similarly, whenever this Agreement prohibits a Party from performing any act, such provision shall be interpreted to preclude such party from performing such act and shall require such Party to cause its Representatives not to perform such act. In addition, such Party shall not perform such act indirectly through its Outside Representatives.

         SECTION 19.14 SHALL. The term "shall" indicates a mandatory obligation.

         SECTION 19.15 STATUTES. Any reference to Applicable Law or any specific statue shall include any changes to such law or statute after the date of this Agreement, any successor law or statute, and any regulations and rules promulgated under such law or statute and any successor law or statute, whether promulgated before or after the date of this Agreement.

         SECTION 19.16 TO THE BEST OF SELLERS' KNOWLEDGE. The phrase "To the Best of Sellers' knowledge" means to the best of each Seller's knowledge after he or she has conducted a reasonable investigation to determine the accuracy of the representation or warranty in question.

         SECTION 19.17 TO THE BEST OF PURCHASER'S KNOWLEDGE. The phrase "To the Best of Purchaser's knowledge" means to the best knowledge of each executive officer of Purchaser after he or she has conducted a reasonable investigation to determine the accuracy of the representation or warranty in question.

                                   XX. GENERAL

         SECTION 20.1 AMENDMENT. No amendment of this Agreement shall be effective unless in a writing signed by the Parties.

         SECTION 20.2 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement, but all of which shall constitute one and the same agreement. Either Party may execute and deliver this

Agreement by an executed signature page transmitted by a facsimile machine. If a Party transmits its signature page by a facsimile machine, such Party shall promptly thereafter deliver an originally executed signature page to the other Party, provided that any failure to deliver such an originally executed signature page shall not affect the validity, legality, or enforceability of this Agreement.

         SECTION 20.3. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between the Parties and supersedes all prior agreements and understanding, both written and oral, with respect to the subject matter of this Agreement.

         SECTION 20.4 EXPENSES. Each party shall bear its own expenses with respect to the negotiation and preparation of this Agreement and the Closing, including any fees and expenses of its Outside Representatives, provided that if a Party terminates this Agreement because of the other Party's breach of this Agreement, such Party shall be entitled to seek reimbursement of its expenses as part of its damages with respect to such breach. The Sellers shall bear any Tax imposed in connection with the transfer of the Shares to the Purchaser pursuant to this Agreement, including the expense of purchasing any required stock transfer stamps.

         SECTION 20.5 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Washington, regardless of the laws that might otherwise govern under the conflicts of laws principles of the State of Washington.

         SECTION 20.6 NO ASSIGNMENT. Neither Party may assign benefits or delegate its duties under this Agreement without the prior written consent of the other Party. Any attempted assignment or delegation without such prior written consent shall be void. Notwithstanding this prohibition against assignment and delegation, the Purchaser may assign its rights and delegate its duties under this Agreement to a wholly owned subsidiary of the Purchaser without the Sellers' consent.

         SECTION 20.7 NO THIRD PARTY BENEFICIARIES. This Agreement is solely for the benefit of the Parties and no other Person shall have any right, interest, or claim under this Agreement. In addition, nothing in this Agreement shall require: (a) the Company or Leisure Time to continue the employment of any of their respective employees or (b) the Company, Leisure Time, or the Purchaser to continue any Employee Benefit Plan.

         SECTION 20.8 NOTICES. All claims, consents, designations, notice, waivers, and other communications in connection with this Agreement shall be in writing. Such claims, consents, designations, notices, waivers, and other communications shall be considered received only on the day of actual receipt unless mailed by certified or registered mail, postage prepaid, return receipt requested, addressed to a Party at its address set forth below (or to such other address to which such Party has notified the other Party in accordance with this section to send such claims, consents, designations, notices, waivers, and other communications), in which case such claims, consents, designations, notices, waivers, or other communications shall be deemed to have been received three Business Days after the date of posting:

If to the Purchaser:       Thousand Trails, Inc.
                           2711 LBJ Freeway, Suite 200
                           Dallas, Texas 75234
                           Attn: William J. Shaw, Chief Executive Officer
                           Telephone No.    (972) 243-2228
                           Facsimile No.    (972) 488-5085

                           With a copy to:

                           Walter B. Jaccard
                           Vice President and General Counsel
                           Thousand Trails, Inc.
                           2122 - 112th Avenue N.E., Suite A300
                           Bellevue, Washington 98004
                           Telephone No.    (425) 455-3173
                           Facsimile No.    (425) 637-0947

If to the Sellers:         Bernard O. Albertsen
                           809 Stitch Road
                           Lake Stevens, Washington 98285
                           Telephone No. (425) 334-4566
                           Facsimile No. (425) 334-3371


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


                           With a copy to:

                           Kenneth A. Bloch
                           Wolfstone, Panchot & Bloch, P.S., Inc.
                           1500 Norton Building
                           801 Second Avenue
                           Seattle, Washington 98104
                           Telephone No.    (206) 682-3840
                           Facsimile No.    (206) 340-8837

         SECTION 20.9 REPRESENTATION BY LEGAL COUNSEL. Each Party is a sophisticated Person that was advised by experienced legal counsel and other advisors in the negotiation and preparation of this Agreement.

         SECTION 20.10 SCHEDULES. All references in this Agreement to schedules shall mean the schedules identified in this Agreement, which are incorporated into this Agreement and shall be deemed a part of this Agreement for all purposes. Each section of this Agreement that refers to a schedule shall have a separate schedule. The Seller has delivered to the Purchaser a correct and complete copy of each document described on each schedule to this Agreement and a correct and complete written description of each unwritten arrangement or other item described on each such schedule.

         SECTION 20.11 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions of this Agreement or affect the validity or enforceability of such provision in any other jurisdiction. In addition, any such prohibited or unenforceable provision shall be given effect to the extent possible in the jurisdiction where such provision is prohibited or unenforceable.

         SECTION 20.12 SPECIFIC PERFORMANCE. The Sellers acknowledges that the benefits that the Purchaser will derive from the transactions contemplated by this Agreement are unique and irreplaceable. Accordingly, if the Sellers improperly abandon or terminate this Agreement, the Purchaser would not have an adequate remedy at law. The Purchaser therefore shall be entitled to a court order requiring the Sellers to perform this Agreement. The Sellers, however, shall not be entitled to specific performance of this Agreement.

         SECTION 20.13 SUCCESSORS. This Agreement shall be binding upon and shall inure to the benefit of each Party and its heirs, legal representatives, permitted assigns, and successors, provided that this section shall not permit the assignment or other transfer of this Agreement, whether by operation of law or otherwise, if such assignment or other transfer is not otherwise permitted under this Agreement.

         SECTION 20.14 TIME OF THE ESSENCE. Time is of the essence in the performance of this Agreement and all dates and periods specified in this Agreement.


                                       65
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         SECTION 20.15 WAIVER. No provision of this Agreement shall be considered waived unless such waiver is in writing and signed by the Party that benefits from the enforcement of such provision. No waiver of any provision in this Agreement, however, shall be deemed a waiver of a subsequent breach of such provision or a waiver of a similar provision. In addition, a waiver of any breach or a failure to enforce any term or condition of this Agreement shall not in any way affect, limit, or waive a Party's rights under this Agreement at any time to enforce strict compliance thereafter with every term and condition of this Agreement.

         SECTION 20.16 PURCHASER'S LENDER PROVISIONS. The Sellers acknowledge that the Purchase Price is being financed by Foothill Capital Corporation, a California corporation ("Foothill"), and that Foothill will be receiving various security interests in the Shares and the assets of the Company and Leisure Time. The Sellers acknowledge that Foothill would not be making the financing available to the Purchaser without the grants of the security interests, and an assignment of the Purchaser's rights and benefits under this Agreement. Thus the Sellers agree that the provisions of Sections 20.6, 20.7, and 20.13 notwithstanding, the Purchaser may assign its rights under Section 15, and the benefits


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conferred therein, to Foothill and, in accordance with the provisions of the financing agreements between Foothill and the Purchaser, Foothill may enforce such provisions to the same degree and in the same manner as the Purchaser.

         SECTION 20.17 ALLOCATION OF THE PURCHASE PRICE. For purposes of Section 1060 of the Code, the Parties agree that a portion of the aggregate of the Purchase Price and the Company's liabilities shall be allocated to Leisure Time's Campgrounds as described in Schedule 20.17. The Parties shall allocate any adjustment to the Purchase Price proportionately to Leisure Time's Campgrounds unless the adjustment specifically relates to another asset.

         IN WITNESS WHEREOF, each Party has executed and delivered this Agreement on the date set forth below next to its name with the intent that this Agreement be effective as of the date first written above.

                                         PURCHASER:

                                         THOUSAND TRAILS, INC.


Date of Execution: November 30, 1999     By:  /s/ Walter B. Jaccard
                                            -----------------------------------
                                            Walter B. Jaccard, Vice President

                                    SELLERS:

Date of Execution: November 30, 1999         /s/ Bernard O. Albertsen
                                            -----------------------------------
                                            Bernard O. Albertsen


Date of Execution November 30, 1999          /s/ Leodyce Albertsen
                                            -----------------------------------
                                            Leodyce Albertsen


Date of Execution: November 30, 1999         /s/ Bradley Albertsen
                                            -----------------------------------
                                            Bradley Albertsen


Date of Execution: November 30, 1999         /s/ Mark Albertsen
                                            -----------------------------------
                                            Mark Albertsen


Date of Execution: November 30, 1999         /s/ Thomas Sites
                                            -----------------------------------
                                            Thomas Sites


Date of Execution: November 30, 1999         /s/ Nancy Sites
                                            -----------------------------------
                                            Nancy Sites


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


                                CONSENT OF SPOUSE


         The undersigned is the wife of Bradley Albertsen, one of the parties to the foregoing Stock Purchase and Sale Agreement; she acknowledges that she has read such Agreement and knows its contents; that she is aware that by its provisions her husband agrees to sell all of his shares of stock of Albertsen Investment Corporation, Inc., including her community property interest therein, if any, upon the happening of certain events; she hereby consents to such a sale and approves the provisions of such Agreement; she hereby agrees, on behalf of herself and all persons who may claim on her behalf, that upon her legal separation from or the dissolution of her marriage to Bradley Albertsen, or upon her or her husband's death, neither she nor anyone claiming on her behalf will seek to partition her or her husband's community property interest in such shares and that in any such event she shall be entitled only to the value of her interest in such shares, if any, and that she shall have no claim or right to the shares themselves.

         Executed this 30th day of November, 1999.



                                   /s/ Denise M. Albertsen
                                  -----------------------------------
                                  Signature


                                  Denise M. Albertsen
                                  -----------------------------------
                                  Print Name

                                CONSENT OF SPOUSE


         The undersigned is the wife of Mark Albertsen, one of the parties to the foregoing Stock Purchase and Sale Agreement; she acknowledges that she has read such Agreement and knows its contents; that she is aware that by its provisions her husband agrees to sell all of his shares of stock of Albertsen Investment Corporation, Inc., including her community property interest therein, if any, upon the happening of certain events; she hereby consents to such a sale and approves the provisions of such Agreement; she hereby agrees, on behalf of herself and all persons who may claim on her behalf, that upon her legal separation from or the dissolution of her marriage to Mark Albertsen, or upon her or her husband's death, neither she nor anyone claiming on her behalf will seek to partition her or her husband's community property interest in such shares and that in any such event she shall be entitled only to the value of her interest in such shares, if any, and that she shall have no claim or right to the shares themselves.

         Executed this 30th day of November, 1999.



                                    /s/ Melanie A. Albertsen
                                   -----------------------------------
                                   Signature


                                    Melanie A. Albertsen
                                   -----------------------------------
                                   Print Name




                                       69